                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A

                   CURRENT REPORT PURSUANT TO SECTION 13 OR
                     15(d) OF THE SECURITIES ACT OF 1934



               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                       April 29, 1996 (April 15, 1996)


                            RECYCLING INDUSTRIES, INC.
           -----------------------------------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     COLORADO                     0-20179               84-1103445
- ---------------------------------------------------------------------------
  (STATE OR OTHER                (COMMISSION         (I.R.S. EMPLOYER
   JURISDICTION                  FILE NUMBER)       IDENTIFICATION NO.)
 OF INCORPORATION)


                    384 INVERNESS DRIVE SOUTH, SUITE 211
                         ENGLEWOOD, COLORADO  80112
- ---------------------------------------------------------------------------
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


Registrant's telephone number, including area code: (303) 790-7372



                               NOT APPLICABLE
- ---------------------------------------------------------------------------
      (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On April 15, 1996, Recycling Industries of Missouri, Inc., a wholly-owned subsidiary of the Registrant ("RIMI"), acquired substantially all of the assets and the business of Mid-America Shredding, Inc., ("Mid-America"), a privately held metals and paper recycler with operations in Ste. Genevieve, Missouri. Mid-America's primary markets are midwestern steel mills and markets along the Mississippi River.

     The assets acquired from Mid-America consist of heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous paper. The Registrant also purchased from Mid-America certain real property, buildings and leasehold improvements used in the metal and paper recycling business.

     The total purchase price for Mid-America was $1,870,000 including the assumption of Mid-America's current bank debt of $1,210,000 plus accrued interest; cash of a) $270,000 for payment of current liabilities, b) $18,000 for environmental studies and c) $372,000 for removal and disposal of waste and environmental remediation. Interest on the assumed loan shall be due and payable May 15 and June 15, 1996 and principal payments of $10,000 plus interest shall be made on July 15, August 15, September 15 and October 15, 1996 and thereafter principal payments of $20,500 plus interest shall be made on the 15th successive day of each month commencing November 15, 1996 through maturity of May 15, 2001. The purchase price was determined through arms' length negotiations and based upon an independent appraisal.

     The cash paid at the closing of the acquisition was obtained from the operating cash reserves and working capital of the Registrant.

     Pursuant to a separate agreement, RIMI acquired Mid-America's inventory for approximately $55,000.

     The Registrant will continue the metals recycling operations of Mid-America.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     1. Audited financial statements of Mid-America Shredding, Inc.

(b)  PRO-FORMA FINANCIAL INFORMATION.

     1. Pro-forma consolidated financial statements for Recycling Industries, Inc. and subsidiaries.

     2. Audited consolidated financial statements for Recycling Industries, Inc.

(c)  EXHIBIT
      NUMBER     DESCRIPTION
     -------     -----------
       10.1      Asset Purchase Agreement dated February 16, 1996 by and among
                 Recycling Industries of Missouri, Inc., Recycling Industries,
                 Inc., Mid-America Shredding, Inc. and Linda Lawton.*

       10.2 Assumption Without Release and Modification Agreement, dated April 15, 1996, by and among Mid-America Shredding, Inc., Recycling Industries of Missouri, Inc., Recycling Industries, Inc., Linda F. Lawton, Personal Representative of the Estate of Robert L. Lawton, Deceased and Linda Lawton.*

       10.3 Security Agreement, dated April 15, 1996, between Recycling Industries of Missouri, Inc. and Southwest Bank of St. Louis.*

       10.4 Continuing Unlimited Guaranty Agreement dated April 15, 1996 between Recycling Industries, Inc. and Southwest Bank of St. Louis*

       10.5 Loan Agreement dated April 8, 1992, between Mid-America Shredding, Inc. and Southwest Bank of St. Louis*

       10.6 Promissory Note dated February 8, 1996, between Mid-America Shredding, Inc. and Southwest Bank, Inc.*
__________

    *    Previously filed.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RECYCLING INDUSTRIES, INC.


Date: July 12, 1996                    By   /s/  THOMAS J. WIENS
                                         ------------------------------------
                                          Thomas J. Wiens, Chairman and CEO

                       INDEX TO FINANCIAL STATEMENTS

RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

    Financial Statements:

    Pro Forma Explanatory Headnote                                        F-3
    For the Year Ended September 30, 1995 (Unaudited)
         Unaudited Pro Forma Consolidated Statement of Operations         F-5

    For the Six Months Ended March 31, 1996 (Unaudited)
         Unaudited Pro Forma Consolidated Balance Sheet                   F-7
         Unaudited Pro Forma Consolidated Statement of Operations         F-9

    Notes to Pro Forma Consolidated Financial Statements                 F-10

RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

    Report of Independent Certified Public Accountants                   F-13

    Report of Independent Certified Public Accountants                   F-14

    Financial Statements:

         Consolidated Balance Sheets                                     F-15
         Consolidated Statements of Operations                           F-17
         Consolidated Statement of Stockholders' Equity (Deficit)        F-18
         Consolidated Statements of Cash Flows                           F-19

    Notes to Consolidated Financial Statements                           F-20

    Report of Independent Certified Public Accountants on
     Supplemental Schedules                                              F-55

    Report of Independent Certified Public Accountants on
     Supplemental Schedules                                              F-56

    Schedule 1 - Condensed Financial Information of Registrant:

         Balance Sheets                                                  F-57
         Statements of Operations                                        F-59
         Statements of Cash Flows                                        F-60

    Notes to Condensed Financial Information of Registrant               F-61

MID-AMERICA SHREDDING, INC.

    Report of Independent Certified Public Accountants                   F-62

    Financial Statements:

         Balance Sheets                                                  F-63
         Statements of Operations                                        F-64
         Statements of Changes in Stockholders' Equity                   F-65
         Statements of Cash Flows                                        F-66

    Notes to Financial Statements                                        F-67

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                            EXPLANATORY HEADNOTE

                ===========================================

INTRODUCTION

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisitions by Recycling Industries, Inc. (the Company) of the entity detailed below and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future.

The pro forma consolidated balance sheet assumes the acquisition was consummated at March 31, 1996. The pro forma consolidated statement of operations for the year ended September 30, 1995 includes the operating results of the Company for such period and the operating results of Anglo and Mid-America for the 12 months ended December 31, 1995. The pro forma consolidated statement of operations for the six months ended March 31, 1996 includes the operating results of the Company, Anglo and Mid-America for such period. The operating results of Anglo and Mid-America for the three months beginning October 1, 1995 and ending December 31, 1995 have been included in the pro forma consolidated statement of operations for both the year ended September 30, 1995 and the six months ended March 31, 1996.

ANGLO METAL, INC. DBA ANGLO IRON & METAL

On December 11, 1995, the Company acquired substantially all of the assets and the business of Anglo Metal, Inc. dba Anglo Iron & Metal (Anglo). The assets acquired from Anglo consisted of a heavy duty automotive shredder, inventories, metals shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Company also purchased from Anglo certain real property, buildings and leasehold improvements used in the business of recycling ferrous and non-ferrous metals.

The purchase price for Anglo was $6,065,000 comprised of: $2,079,000 in cash; a $1,865,000 note which is to be paid in ten equal monthly installments of $186,500 beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,400; and 227,693 shares of the Company's common stock (Common Stock) valued at $925,000.

Of the cash paid at the closing of the acquisition, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of Anglo's machinery and equipment, accounts receivable and inventories, which has been recorded as a capital lease. The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contains numerous covenants for maintaining certain financial ratios and earnings levels. The remaining $279,000 paid at closing was obtained from the operating cash reserves and working capital of the Company.

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                            EXPLANATORY HEADNOTE

                ===========================================

The purchase price for Anglo has been allocated as follows:

    Equipment under capital lease                        $ 1,800,000
    Contract to purchase land and buildings                   70,000
    Covenant not to compete                                1,000,000
    Inventories                                            1,365,000
    Purchase price in excess of net assets acquired        1,830,000
                                                         -----------
         Total purchase price                              6,065,000

    Notes payable                                         (3,061,000)
    Common Stock                                            (925,000)
                                                         -----------
         Cash paid at closing                              2,079,000
         Capital lease obligation                         (1,800,000)
                                                         -----------
         Cash from operating capital                     $   279,000
                                                         -----------
                                                         -----------

MID-AMERICA SHREDDING, INC.

On April 15, 1996, the Company acquired the assets and the business of Mid-America Shredding, Inc. (Mid-America). The assets acquired from Mid-America consisted of real property, buildings, inventories, a heavy duty automotive shredder, a wire chopping plant, heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals.

The purchase price for Mid-America was $1,925,000, comprised of $660,000 in cash, a $55,000 note payable in eight equal monthly installments of $6,900, and the assumption of Mid-America's outstanding bank debt of $1,210,000.

The purchase price for Mid-America has been allocated as follows:

         Inventory                         $    55,000
         Land                                  310,000
         Buildings and improvements            560,000
         Machinery and equipment             1,000,000
                                           -----------
             Total purchase price            1,925,000
             Notes payable                  (1,265,000)
                                           -----------
             Cash paid at closing          $   660,000
                                           -----------
                                           -----------

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE YEAR ENDED SEPTEMBER 30, 1995

                ===========================================

                              RECYCLING
                             INDUSTRIES,       ANGLO           ANGLO
                                INC.        IRON & METAL   IRON & METAL
                            SEPTEMBER 30,   DECEMBER 31,     PRO FORMA
                                1995           1995         ADJUSTMENTS
                            -------------   ------------   ------------
REVENUES:
   Sales                     $13,812,000     $15,116,000    $       -
   Brokerage                           -         216,000            -
   Other income                   41,000           7,000            -
                             -----------     -----------    ---------
                              13,853,000      15,339,000            -
                             -----------     -----------    ---------
COST AND EXPENSES
   Cost of sales              10,869,000      13,739,000     (198,000)(7)
                                       -               -       12,000 (3)
   Cost of brokerage                   -         181,000            -
   Management fees                     -               -            -
   Personnel                     744,000         414,000            -
   Professional services         527,000          66,000            -
   Travel                         39,000               -            -
   Occupancy                      83,000               -            -
   Depreciation and
    amortization                 258,000          11,000       66,000 (3)
                                       -               -      167,000 (11)
   Interest                      407,000         133,000       91,000 (9)
   Environmental
    remediation costs                  -               -            -
   Bad debt expense              151,000               -            -
   Other general and
    administrative               477,000         336,000     (328,000)(5)
                             -----------     -----------    ---------
                              13,555,000      14,880,000     (190,000)
                             -----------     -----------    ---------
INCOME (LOSS) BEFORE
 INCOME TAXES                    298,000         459,000      190,000

INCOME TAXES (BENEFIT)          (711,000)        140,000      (64,000) (8)
                             -----------     -----------    ---------
INCOME(LOSS) FROM
 CONTINUING OPERATIONS,
 NET OF INCOME TAXES         $ 1,009,000     $   319,000    $ 254,000
                             -----------     -----------    ---------
                             -----------     -----------    ---------
NET INCOME (LOSS) AFTER
    EXTRAORDINARY ITEM
    AND INCOME TAXES         $ 1,815,000     $   319,000    $ 254,000
                             -----------     -----------    ---------
                             -----------     -----------    ---------
INCOME PER SHARE:
Income from continuing
 operations, net of
 income taxes                $       .17
                             -----------
                             -----------
Net income after
 extraordinary item
 and income taxes            $       .30
                             -----------
                             -----------
Weighted average number of
 common shares outstanding     6,099,694
                             -----------
                             -----------


                   SEE ACCOMPANYING HEADNOTE AND NOTES TO
                 PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
    UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                   FOR THE YEAR ENDED SEPTEMBER 30, 1995

                ===========================================

                             MID-AMERICA     MID-AMERICA       CONSOLIDATED
                              SHREDDING       SHREDDING         PRO FORMA
                             DECEMBER 31,     PRO FORMA        SEPTEMBER 30,
                                 1995        ADJUSTMENTS           1995
                            -------------    -----------       ------------
REVENUES:
   Sales                     $3,866,000      $        -         $32,794,000
   Brokerage                          -               -             216,000
   Other income                       -               -              48,000
                             ----------      ----------         -----------
                              3,866,000               -          33,058,000
                             ----------      ----------         -----------

COST AND EXPENSES
   Cost of sales              3,587,000         (86,000)(3)      27,923,000
                                      -               -                   -
   Cost of brokerage                  -               -             181,000
   Management fees                    -               -                   -
   Personnel                    247,000               -           1,405,000
   Professional services          6,000               -             599,000
   Travel                         1,000               -              40,000
   Occupancy                          -               -              83,000
   Depreciation and
    amortization                      -               -             502,000
                                      -               -             756,000
   Interest                     125,000               -                   -
   Environmental
    remediation costs                 -               -                   -
   Bad debt expense                   -               -             151,000
   Other general and
    administrative               23,000               -             508,000
                             ----------      ----------         -----------

                              3,989,000         (86,000)         32,148,000
                             ----------      ----------         -----------

INCOME (LOSS) BEFORE
 INCOME TAXES                  (123,000)         86,000             910,000

INCOME TAXES (BENEFIT)                -         (10,000)(8)        (645,000)
                             ----------      ----------         -----------

INCOME (LOSS) FROM
 CONTINUING OPERATIONS,
 NET OF INCOME TAXES         $ (123,000)     $   96,000         $ 1,555,000
                             ----------      ----------         -----------
                             ----------      ----------         -----------

NET INCOME (LOSS) AFTER
 EXTRAORDINARY ITEM
 AND INCOME TAXES            $ (123,000)     $   96,000         $ 2,361,000
                             ----------      ----------         -----------
                             ----------      ----------         -----------

INCOME PER SHARE:
Income from continuing
 operations, net of
 income taxes                                                   $       .25
                                                                -----------
                                                                -----------
Net income after
 extraordinary item
 and income taxes                                               $       .37
                                                                -----------
                                                                -----------
Weighted average number of
 common shares outstanding                                        6,327,387
                                                                -----------
                                                                -----------


                   SEE ACCOMPANYING HEADNOTE AND NOTES TO
                 PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                    MARCH 31, 1996

                                        ASSETS

                                          RECYCLING
                                          INDUSTRIES,      MID-AMERICA    MID-AMERICA         CONSOLIDATED
                                             INC.           SHREDDING      SHREDDING            PRO FORMA
                                           MARCH 31,        MARCH 31,      PRO FORMA            MARCH 31,
                                             1996             1996        ADJUSTMENTS             1996
                                             ----             ----        -----------             ----
CURRENT ASSETS:
    Cash                                  $ 1,240,000    $    18,000    $ (18,000)(4)        $ 1,240,000
    Trade accounts receivable, net          2,149,000        109,000     (109,000)(4)          2,149,000
    Accounts receivable, related parties       95,000           -              -                  95,000
    Inventories                             2,076,000         34,000       21,000 (2)          2,131,000
    Prepaid expenses                          353,000           -              -                 353,000
    Other current assets                      216,000           -              -                 216,000
    Deferred income taxes                     500,000           -              -                 500,000
                                          -----------     ----------  -----------            -----------
              Total current assets          6,629,000        161,000     (106,000)             6,684,000

PROPERTY, PLANT AND
    EQUIPMENT, net                          8,421,000      2,823,000     (953,000)(2)         10,291,000

DEFERRED INCOME TAXES, net                    741,000           -              -                 741,000

OTHER ASSETS, net                           4,147,000           -              -               4,147,000
                                          -----------     ----------  -----------            -----------
                                          $19,938,000     $2,984,000  $(1,059,000)           $21,863,000
                                          -----------     ----------  -----------            -----------
                                          -----------     ----------  -----------            -----------

                SEE ACCOMPANYING HEADNOTE AND NOTES TO
               PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)
                                 MARCH 31, 1996

                         LIABILITIES AND STOCKHOLDERS' EQUITY

                                             RECYCLING
                                             INDUSTRIES,     MID-AMERICA      MID-AMERICA       CONSOLIDATED
                                                INC.          SHREDDING        SHREDDING        PRO PROFORMA
                                              MARCH 31,       MARCH 31,        PRO FORMA           MARCH 31,
                                                1996            1996          ADJUSTMENTS           1996
                                                ----            ----          -----------           ----
CURRENT LIABILITIES:
    Bank overdraft                           $       -       $      -      $       -            $      -
    Notes payable                                    -        1,210,000     (1,155,000)(2)          55,000
    Notes payable - related party              1,927,000            -              -             1,927,000
    Trade accounts payable                     1,235,000        129,000       (129,000)(4)       1,235,000
    Trade accounts payable-related parties       140,000        143,000       (143,000)(4)         140,000
    Accrued liabilities:
          Interest                                30,000            -              -                30,000
          Payroll and other                      267,000         16,000        (16,000)(4)         267,000
          Income taxes payable                    86,000            -              -                86,000
    Due to factor, related party                 137,000            -              -               137,000
    Environmental remediation liabilities            -              -              -                   -
    Current portion of long-term debt             94,000         21,000        (21,000)(4)         340,000
                                                                    -          246,000 (2)
    Current portion of long-term debt, related
     parties                                   2,294,000            -              -             2,294,000
    Current portion of obligation under
     capital lease                               314,000            -              -               314,000
                                             -----------     ----------    -----------         -----------
         Total Current Liabilities             6,524,000      1,519,000     (1,218,000)          6,825,000
                                             -----------     ----------    -----------         -----------
LONG-TERM DEBT:
    Long-term debt, net of current portion       124,000          2,000         (2,000)(4)       1,088,000
                                                     -              -          964,000 (2)             -
    Long-term debt-related parties, net of
     current portion                             945,000            -              -               945,000
    Obligation under capital lease, net of
     current portion                           1,452,000            -              -             1,452,000
    Purchase price obligation                        -              -          660,000 (2)         660,000
                                             -----------     ----------    -----------         -----------
         Total Long-Term Debt                  2,521,000          2,000      1,622,000           4,145,000
                                             -----------     ----------    -----------         -----------
         Total Liabilities                     9,045,000      1,521,000        404,000          10,970,000
                                             -----------     ----------    -----------         -----------
STOCKHOLDERS' EQUITY:
    Preferred stock, Series A                  1,312,000            -              -             1,312,000
    Common stock                                  10,000            -              -                10,000
    Additional paid-in capital                17,909,000      3,055,000     (3,055,000)(2)          17,909
    Retained earnings (deficit)               (8,338,000)    (1,592,000)     1,592,000          (8,338,000)
                                             -----------     ----------    -----------         -----------
         Total Stockholders' Equity           10,893,000      1,463,000     (1,463,000)         10,893,000
                                             -----------     ----------    -----------         -----------
                                             $19,938,000     $2,984,000    $(1,059,000)        $21,863,000
                                             -----------     ----------    -----------         -----------
                                             -----------     ----------    -----------         -----------

                  SEE ACCOMPANYING HEADNOTE AND NOTES TO
                PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE SIX MONTHS ENDED MARCH 31, 1996

                                        RECYCLING
                                       INDUSTRIES,           ANGLO           ANGLO          MID-AMERICA  MID-AMERICA    CONSOLIDATED
                                           INC.          IRON & METAL     IRON & METAL       SHREDDING    SHREDDING       PRO FORMA
                                         MARCH 31,         MARCH 31,        PRO FORMA        MARCH 31,    PRO FORMA        MARCH 31,
                                           1996             1996          ADJUSTMENTS          1996      ADJUSTMENTS        1996
                                           ----             ----          -----------          ----      -----------        ----
REVENUES:
    Sales                              $10,735,000        $ 7,240,000    $(4,433,000)(6)   $1,170,000  $       -      $14,712,000
    Brokerage                                  -                  -              -                -            -              -
    Other income                            28,000             28,000        (27,000)(6)          -            -           29,000
                                       -----------         ----------    -----------       ----------     --------    -----------
                                        10,763,000          7,268,000     (4,460,000)       1,170,000          -       14,741,000
                                       -----------         ----------    -----------       ----------     --------    -----------
COST AND EXPENSES:
    Cost of sales                        9,352,000          5,923,000          8,000 (3)    1,228,000      (39,000)(3)     12,726
                                                                          (3,646,000)(6)          -
                                                                            (100,000)(7)
    Cost of brokerage                          -                  -              -                -            -              -
    Personnel                              862,000            317,000       (225,000)(6)       60,000          -        1,004,000
    Professional services                  264,000             30,000            -              6,000          -          300,000
    Travel                                  60,000              3,000         (3,000)(6)          -            -           60,000
    Occupancy                               28,000                -              -                -            -           28,000
    Depreciation and
         amortization                      101,000             20,000         32,000 (3)          -            -          175,000
                                                                              42,000 (11)
                                               -                  -          (20,000)(6)          -            -              -
    Interest                               245,000            109,000        (54,000)(6)       67,000          -          367,000
    Management fee                             -                  -              -                -            -
    Other general and
         administrative                    238,000            193,000       (164,000)(5)        9,000          -          201,000
                                                                             (75,000)(6)
                                       -----------         ----------    -----------       ----------     --------    -----------
                                        11,150,000          6,595,000     (4,205,000)       1,370,000      (39,000)    14,871,000
                                       -----------         ----------    -----------       ----------     --------    -----------
INCOME (LOSS) BEFORE INCOME TAXES         (387,000)           673,000       (255,000)        (200,000)      39,000       (130,000)

INCOME TAXES (BENEFIT)                    (437,000)           229,000        (87,000)(8)          -        (63,000)(8)   (358,000)
                                       -----------         ----------    -----------       ----------     --------    -----------
INCOME (LOSS) FROM CONTINUING
    OPERATIONS, NET OF INCOME TAXES    $    50,000         $  444,000    $  (168,000)      $ (200,000)    $102,000    $   228,000
                                       -----------         ----------    -----------       ----------     --------    -----------
                                       -----------         ----------    -----------       ----------     --------    -----------
NET INCOME (LOSS) AFTER EXTRAORDINARY
    ITEM AND INCOME TAXES              $    98,000         $  444,000    $  (168,000)      $ (200,000)   $102,000      $  276,000
                                       -----------         ----------    -----------       ----------     --------    -----------
                                       -----------         ----------    -----------       ----------     --------    -----------
INCOME PER SHARE:
Income from continuing operations, net
  of income taxes                      $       .01                                                                     $      .02
                                       -----------                                                                     ----------
                                       -----------                                                                     ----------
Net income after extraordinary item
  and income taxes                     $       .01                                                                     $      .03
                                       -----------                                                                     ----------
                                       -----------                                                                     ----------
Weighted average number of common
  shares outstanding                     9,789,924                                                                     $9,863,495
                                       -----------                                                                     ----------
                                       -----------                                                                     ----------

                 SEE ACCOMPANYING HEADNOTE AND NOTES TO
               PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                 NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - PRO FORMA ADJUSTMENTS

The adjustments relating to the pro forma consolidated statements of operations are computed assuming the acquisitions of Anglo and Mid-America were consummated at the beginning of the applicable periods presented. The adjustments relating to the pro forma consolidated balance sheet are computed assuming the acquisition of Mid-America was consummated at March 31, 1996 for the March 31, 1996 balance sheet.

NOTE 2 - ACQUISITION OF SUBSIDIARIES

MID-AMERICA
Reflects the acquisition of equipment, inventory, land and buildings for assumption of debt and cash. The acquisition of Mid-America is recorded using the purchase method.

NOTE 3 - ADDITIONAL DEPRECIATION AND AMORTIZATION

ANGLO
Reflects additional depreciation of property and equipment due to the increased cost of the assets acquired. Reflects amortization of goodwill using the straight line method over 20 years.

MID-AMERICA
Adjusts depreciation of property and equipment due to the allocated cost of the assets acquired.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                 NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - UNACQUIRED ASSETS AND LIABILITIES

MID-AMERICA
Removes assets and liabilities that were not acquired or assumed by the Company.

NOTE 5 - NON-RECURRING EXPENSES

Removes non-recurring expenses paid to former officers and stockholders of the acquired businesses for salaries and benefits that will not be incurred in the future under the terms of the acquisition agreements.

NOTE 6 - DUPLICATE TRANSACTIONS FOR ANGLO

Removes 110 days of operations for Anglo subsequent to the acquisition, which are included in the historical operations of the Company for the six months ended March 31, 1996. The assets and liabilities of Anglo are included in the Company's consolidated balance sheet at March 31, 1996.

NOTE 7 - NON-RECURRING REMEDIATION EXPENSES

ANGLO
Removes non-recurring equipment costs, outside labor costs, direct labor costs and landfill costs incurred for remediation costs in compliance with the terms of the sale agreement.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                 NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - PROVISION FOR INCOME TAXES

Records provision for income taxes on the acquired operations including recognition of benefit from utilization of net operating loss carryforward and affect of alternative minimum income taxes.

NOTE 9 - INTEREST EXPENSE

Reflects interest expense for notes payable used to finance the acquisition of Anglo at 14%.

NOTE 10 - WEIGHTED AVERAGE SHARES OUTSTANDING

On a pro forma basis, weighted average shares are adjusted to reflect the 227,693 shares of Common Stock issued in the acquisition of Anglo; which are assumed to be outstanding for the entire period for all periods presented.

NOTE 11 - NON-COMPETE AND CONSULTING AGREEMENT

Reflects amortization of the non-compete and consulting agreement with the president of Anglo over a six year term using the straight line method.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



BOARD OF DIRECTORS
RECYCLING INDUSTRIES, INC.
DENVER, COLORADO


We have audited the accompanying consolidated balance sheet of Recycling Industries, Inc. and subsidiaries as of September 30, 1995 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Recycling Industries, Inc. and subsidiaries as of September 30, 1995 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                       BDO SEIDMAN, LLP

DENVER, COLORADO
MAY 17, 1996

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




TO THE BOARD OF DIRECTORS
RECYCLING INDUSTRIES, INC.
DENVER, COLORADO



We have audited the accompanying consolidated balance sheet of Recycling Industries, Inc. (formerly Environmental Recovery Systems, Inc.) and subsidiaries as of September 30, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended September 30, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Recycling Industries, Inc. and subsidiaries as of September 30, 1994, and the results of their operations and their cash flows for each of the years in the two-year period ended September 30, 1994, in conformity with generally accepted accounting principles.

                                       AJ.ROBBINS, PC.
                                       CERTIFIED PUBLIC ACCOUNTANTS
                                       AND CONSULTANTS


DENVER, COLORADO
NOVEMBER 3, 1995

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS

                             ===========================

                                        ASSETS

                                                                   SEPTEMBER 30,
                                                             ------------------------    MARCH 31,
                                                                 1995         1994          1996
                                                             -----------   ----------   -----------
                                                                                        (UNAUDITED)
CURRENT ASSETS:
    Cash                                                     $   184,000   $  115,000   $ 1,240,000
    Trade accounts receivable, pledged, less allowance for
      doubtful accounts of $15,000, $25,000, and $10,000       1,026,000      898,000     2,149,000
    Accounts receivable, related party                           223,000         -           95,000
    Inventories                                                  497,000      243,000     2,076,000
    Prepaid expenses                                             137,000      111,000       353,000
    Other                                                           -          40,000       216,000
    Deferred income taxes                                           -            -          500,000
                                                             -----------   ----------   -----------
         Total Current Assets                                  2,067,000    1,407,000     6,629,000

NOTE RECEIVABLE, related party                                      -         859,000          -

PROPERTY, PLANT AND EQUIPMENT, net                             6,686,000    6,590,000     8,421,000

DEFERRED INCOME TAXES, net                                       800,000         -          741,000

OTHER ASSETS                                                     744,000      762,000     4,147,000
                                                             -----------   ----------   -----------
                                                             $10,297,000  $ 9,618,000   $19,938,000
                                                             -----------   ----------   -----------
                                                             -----------   ----------   -----------



         SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEETS (CONTINUED)

                             ===========================

                         LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                       SEPTEMBER 30,
                                                                 ------------------------    MARCH 31,
                                                                     1995         1994          1996
                                                                 -----------   ----------   -----------
                                                                                            (UNAUDITED)
CURRENT LIABILITIES:
    Notes payable                                            $    61,000    $   491,000     $    -
    Notes payable-related parties                                   -             8,000       1,927,000
    Trade accounts payable                                       655,000        906,000       1,235,000
    Trade accounts payable-related parties                        73,000         87,000         140,000
    Professional services payable                                   -           255,000          -
    Accrued liabilities:
         Interest                                                 22,000         33,000         13,000
         Interest-related party                                    8,000         11,000         17,000
         Payroll and other                                       107,000        544,000        267,000
         Income taxes payable                                     86,000           -            86,000
    Due to related parties                                          -           276,000          -
    Due to factor, related party                                 197,000        461,000        137,000
    Current portion of long-term debt                            227,000      2,502,000         94,000
    Current portion of long-term debt, related parties           218,000          8,000      2,294,000
    Current portion of obligation under capital lease             37,000           -           314,000
                                                             -----------    -----------    -----------
              Total Current Liabilities                        1,691,000      5,582,000      6,524,000
                                                             -----------    -----------    -----------
DEFERRED GAIN                                                       -           751,000          -
                                                             -----------    -----------    -----------
LONG-TERM DEBT:
    Long-term debt, net of current portion                       132,000        402,000        124,000
    Long-term debt-related parties, net of current portion     1,979,000        117,000        945,000
    Obligation under capital lease, net of current portion        41,000           -         1,452,000
                                                             -----------    -----------    -----------
              Total Long-Term Debt                             2,152,000        519,000      2,521,000
                                                             -----------    -----------    -----------
              Total Liabilities                                3,843,000      6,852,000      9,045,000
                                                             -----------    -----------    -----------
COMMITMENTS AND CONTINGENCIES:
STOCKHOLDERS' EQUITY:
    Preferred stock, no par value, 10,000,000 shares authorized:
         Series A 13,000, 38,000 and 13,000 shares
              issued and outstanding                           1,312,000      3,612,000     1,312,000
         Series B 300,000, 591,333 and -0- shares
              issued and outstanding                             450,000        887,000        -
    Common stock, $.001 par value, 50,000,000 shares
         authorized, 8,395,785,  3,005,704 and 10,055,193
         shares issued and outstanding                             8,000          3,000        10,000
    Additional paid-in capital                                13,120,000      8,269,000    17,909,000
    Accrued salary payable in equity security                       -           246,000        -
    Accumulated (deficit)                                     (8,436,000)   (10,251,000)   (8,338,000)
                                                             -----------    -----------   -----------
         Total Stockholders' Equity                            6,454,000      2,766,000    10,893,000
                                                             -----------    -----------   -----------
                                                             $10,297,000    $ 9,618,000   $19,938,000
                                                             -----------    -----------   -----------
                                                             -----------    -----------   -----------



             SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
             AND THE SIX MONTHS ENDED MARCH 31, 1996 AND 1995 (UNAUDITED)

                                                 YEAR ENDED SEPTEMBER 30,            SIX MONTHS ENDED MARCH 31,
                                     -----------------------------------------      ---------------------------
                                         1995          1994           1993             1996             1995
                                     ------------   -----------    -----------      -----------     -----------
                                                                                    (UNAUDITED)     (UNAUDITED)
REVENUES:
    Sales                            $13,812,000    $ 4,812,000     $      -        $10,735,000     $7,090,000
    Other income                          41,000         19,000            -             28,000         27,000
                                      ----------     ----------    -----------       ----------     ----------
         Total Revenues               13,853,000      4,831,000            -         10,763,000      7,117,000
                                      ----------     ----------    -----------       ----------     ----------
COSTS AND EXPENSES:
    Cost of sales                      9,156,000      3,516,000            -          8,712,000      4,563,000
    Cost of sales, related parties     1,713,000        594,000            -            640 000        760,000
    Personnel                            744,000        327,000        830,000          862,000        263,000
    Professional services                527,000        553,000        432,000          264,000        290,000
    Travel                                39,000         60,000         43,000           60,000         19,000
    Occupancy                             83,000         50,000         60,000           28,000         25,000
    Depreciation and amortization        258,000        258,000        357,000          101,000        124,000
    Interest                             407,000        203,000        156,000          245,000        198,000
    Bad debt expense                     151,000         25,000            -                -              -
    Other general and administrative     477,000        179,000            -            238,000        190,000
    Abandonment of projects                  -          208,000        549,000              -              -
    Research and development                 -              -           64,000              -              -
                                      ----------     ----------    -----------       ----------     ----------
         Total Costs and Expenses     13,555,000      5,973,000      2,491,000       11,150,000      6,432,000
                                      ----------     ----------    -----------       ----------     ----------
INCOME (LOSS) BEFORE EQUITY IN
    NET (LOSS) OF JOINT VENTURES,
    EQUITY INVESTEE AND
    EXTRAORDINARY GAIN                   298,000     (1,142,000)    (2,491,000)        (387,000)       685,000

EQUITY IN NET (LOSS) OF JOINT
    VENTURES AND EQUITY INVESTEE             -              -         (467,000)             -              -
                                      ----------     ----------    -----------       ----------     ----------
INCOME (LOSS) BEFORE
    EXTRAORDINARY GAIN                   298,000     (1,142,000)    (2,958,000)        (387,000)       685,000

EXTRAORDINARY GAIN FROM
    SETTLEMENT OF DEBTS                  806,000        218,000        475,000           48,000        222,000
                                      ----------     ----------    -----------       ----------     ----------
INCOME (LOSS) BEFORE INCOME
    TAXES (BENEFIT)                    1,104,000       (924,000)    (2,483,000)        (339,000)       907,000

(BENEFIT) FROM INCOME TAXES             (711,000)           -              -           (437,000)           -
                                      ----------     ----------    -----------       ----------     ----------

NET INCOME (LOSS)                     $1,815,000     $ (924,000)   $(2,483,000)      $   98,000     $  907,000
                                      ----------     ----------    -----------       ----------     ----------
                                      ----------     ----------    -----------       ----------     ----------
PRIMARY INCOME (LOSS) PER
    COMMON SHARE:
         Before extraordinary item    $      .17     $     (.46)   $     (1.24)      $      .01     $      .20
         Extraordinary item                  .13            .09            .20              -              .06
                                      ----------     ----------    -----------       ----------     ----------
PRIMARY NET  INCOME (LOSS) PER
    COMMON SHARE                      $      .30     $     (.37)   $     (1.04)      $      .01     $      .26
                                      ----------     ----------    -----------       ----------     ----------
                                      ----------     ----------    -----------       ----------     ----------
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING            6,099,694      2,504,762      2,376,824        9,773,913      3,495,306
                                      ----------     ----------    -----------       ----------     ----------
                                      ----------     ----------    -----------       ----------     ----------
FULLY DILUTED INCOME (LOSS)
    PER COMMON SHARE:
         Before extraordinary item    $      .16     $     (.43)   $     (1.24)      $      .01     $      .19
         Extraordinary item                  .13            .08            .20              -              .06
                                      ----------     ----------    -----------       ----------     ----------
FULLY DILUTED NET INCOME (LOSS)
    PER COMMON SHARE:                 $     (.29)    $     (.35)   $     (1.04)      $      .01     $      .25
                                      ----------     ----------    -----------       ----------     ----------
                                      ----------     ----------    -----------       ----------     ----------
Weighted average number of common
    shares outstanding                 6,307,694     $2,623,069      2,376,823        9,981,913      3,703,306
                                      ----------     ----------    -----------       ----------     ----------
                                      ----------     ----------    -----------       ----------     ----------

             SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                   FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1995
                 AND THE SIX MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                             PREFERRED STOCK        COMMON STOCK      ADDITIONAL              OTHER
                            -----------------     ----------------      PAID-IN    OPTION     EQUITY    ACCUMULATED
                            SHARES     AMOUNT     SHARES    AMOUNT      CAPITAL    TO CEO    SECURITY     (DEFICIT)       TOTAL
                            ------     ------     ------    ------      -------    ------    --------     ---------       -----
Balances, September 30,
 1992                         -       $    -     2,367,728  $ 3,000  $ 5,905,000   $   -     $    -      $(6,844,000)  $ (936,000)
Common stock issued
 for services                 -            -        20,000      -        149,000       -          -              -        149,000
Contribution of services      -            -           -        -        120,000       -          -              -        120,000
Dilution of predecessor cost
 adjustment property option   -            -           -        -        444,000       -          -              -        444,000
Net (loss)                    -            -           -        -            -         -          -       (2,483,000)  (2,483,000)
                          -------  -----------  ----------  -------  -----------  --------   ---------   -----------  -----------
Balances, September 30,
 1993                         -            -     2,387,728    3,000    6,618,000       -          -       (9,327,000)  (2,706,000)
Preferred stock issued
 for debt                 591,333      887,000         -        -            -         -          -              -        887,000
Preferred stock issued
 for acquisition of NRI    38,000    3,612,000         -        -            -         -          -              -      3,612,000
Common stock issued
 for cash                     -            -        30,000      -         56,000       -          -              -         56,000
Common stock issued
 for services                 -            -        39,600      -        242,000       -          -              -        242,000
Common stock issued
 for debt                     -            -       548,376      -      1,351,000       -          -              -      1,351,000
Contribution to capital       -            -           -        -          2,000       -          -              -          2,000
Conversion of  accrued
 salary                       -            -           -        -             -        -      246,000            -        246,000
Net (loss)                    -            -           -        -             -        -          -         (924,000)    (924,000)
                          -------  -----------  ----------  -------  -----------  --------   ---------   -----------  -----------
Balances, September 30,
 1994                     629,333    4,499,000   3,005,704    3,000    8,269,000       -      246,000    (10,251,000)   2,766,000

Redemption of preferred
 stock Series A           (25,000)  (2,300,000)        -        -            -         -          -              -     (2,300,000)
Redemption of preferred
 stock Series B and
 other equity for
 Option to CEO           (291,333)    (437,000)        -        -            -     683,000   (246,000)           -            -
Common stock issued for
 acquisition of MRI           -            -       120,000      -      1,200,000       -          -              -      1,200,000
Common stock issued during
 private offering, net of
 offering costs of
 $590,000                     -            -     3,746,400    4,000    2,778,000       -          -              -      2,782,000
Common stock issued to
 retire debt                  -            -       166,666      -        150,000       -          -              -        150,000
Common stock issued for
 renegotiation of payment
 terms for a stockholder
 loan                         -            -        10,000      -            -         -          -              -            -
Common stock issued
 for services                 -            -        10,000      -         25,000       -          -              -         25,000
Common stock issued for
 interest on bridge loans     -            -        17,351      -         16,000       -          -              -         16,000
Common stock issued on
 exercise of option to CEO    -            -     1,319,445    1,000      682,000    (683,000)     -              -            -
Common stock rounding due
 to stock split               -            -           219      -            -         -          -              -            -
Net income                    -            -           -        -            -         -          -        1,815,000    1,815,000
                          -------  -----------  ----------  -------  -----------  --------   ---------   -----------  -----------
Balances, September 30,
 1995                     313,000    1,762,000   8,395,785    8,000   13,120,000       -          -       (8,436,000)   6,454,000

Common stock issued
 for acquisition of
 Anglo (unaudited)            -            -       227,693      -        925,000       -          -              -        925,000
Conversion of preferred
 stock series B
 (unaudited)             (300,000)    (450,000)     12,000      -        450,000       -          -              -             -
Common stock issued
 in private offering,
 net of offering costs
 of $633,000 (unaudited)      -            -     1,040,636    1,000    2,227,000       -          -              -      2,228,000
Conversion of bridge
 loans (unaudited)            -            -       323,523    1,000    1,137,000       -          -              -      1,138,000
Common stock issued for
 cash (unaudited)             -            -        55,556      -         50,000       -          -              -         50,000
Net income for the period
  (unaudited)                 -            -           -        -            -         -          -           98,000       98,000
                          -------  -----------  ----------  -------  -----------  --------   ---------   -----------  -----------
Balances, March 31,
 1996 (unaudited)          13,000  $ 1,312,000  10,055,193  $10,000  $17,909,000  $    -     $    -      $(8,338,000) $10,893,000
                          -------  -----------  ----------  -------  -----------  --------   ---------   -----------  -----------
                          -------  -----------  ----------  -------  -----------  --------   ---------   -----------  -----------

             SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
             AND THE SIX MONTHS ENDED MARCH 31, 1996 AND 1995 (UNAUDITED)

                                                                                                SIX MONTHS ENDED
                                                         YEAR ENDED SEPTEMBER 30,                   MARCH 31,
                                                 ----------------------------------------    -------------------------
                                                    1995            1994          1993           1996         1995
                                                 ----------     -----------   -----------    ----------   ------------
                                                                                             (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
    Net income (loss)                            $ 1,815,000    $  (924,000)  $(2,483,000)   $   98,000   $   907,000
    Adjustments to reconcile net income (loss)
      to net cash used in operating activities:
         Depreciation and amortization               784,000        392,000       357,000       479,000       454,000
         Equity in net loss of affiliates                -              -         467,000           -             -
         Extraordinary gain from settlement of
           debts                                    (806,000)      (218,000)     (475,000)      (48,000)     (222,000)
         Abandonment of projects                         -          208,000       549,000           -             -
         Contribution of services                        -              -         120,000           -             -
         Issuance of stock for services               25,000        244,000       149,000           -             -
         Write-off acquisition costs                     -           72,000           -             -             -
         Bad debt expense                            151,000         25,000           -             -             -
         Deferred income taxes                      (800,000)           -             -        (441,000)          -
    Changes in assets and liabilities:
         Trade accounts receivable                  (154,000)      (923,000)          -      (1,123,000)     (252,000)
         Inventories                                (254,000)      (243,000)          -        (213,000)       52,000
         Prepaid expenses                            (26,000)      (111,000)          -         (91,000)        5,000
         Other current assets                         33,000        (40,000)        8,000      (216,000)       32,000
         Accounts payable                           (290,000)       506,000       736,000       647,000        (6,000)
         Accrued liabilities                        (451,000)       150,000       454,000       160,000       (62,000)
         Income taxes payable                         86,000            -             -             -             -
                                                 -----------    -----------      --------   -----------   -----------
              Net Cash Provided (Used)
                by Operating Activities              113,000       (862,000)     (118,000)     (748,000)      908,000
                                                 -----------    -----------      --------   -----------   -----------
CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
    Additions to engineering plans                       -              -         (66,000)          -             -
    Additions to equipment                          (472,000)       (25,000)          -        (302,000)     (406,000)
    Receivables-related party                            -              -          72,000       128,000       (81,000)
    Sale of equipment                                    -           48,000           -             -             -
    Collections on note receivable                       -           41,000           -             -             -
    Additions to acquisition costs and goodwill     (103,000)      (319,000)     (112,000)     (604,000)      (56,000)
    Non-compete agreement                                -              -             -        (200,000)          -
    Advances (to) affiliate                              -                       (398,000)          -             -
    Investment in equity investee                        -              -        (113,000)          -             -
    Advances to related party                       (238,000)           -             -             -             -
    Acquisition of Loef                             (113,000)           -             -             -             -
                                                 -----------    -----------      --------   -----------   -----------
              Net Cash (Used) in Investing
                Activities                          (926,000)      (255,000)     (617,000)     (978,000)     (543,000)
                                                 -----------    -----------      --------   -----------   -----------
CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
    Proceeds from borrowings-related parties         321,000        632,000       676,000     1,593,000           -
    Proceeds from other borrowings                       -          434,000        99,000        20,000           -
    Principal payments on borrowings              (2,756,000)      (199,000)      (40,000)     (401,000)   (2,298,000)
    Principal payments on borrowings-related
     parties                                        (383,000)      (152,000)          -        (411,000)     (281,000)
    Principal payments on capital lease              (34,000)           -             -        (112,000)          -
    Proceeds from factor                           7,335,000      2,450,000           -       3,934,000     3,364,000
    Payments to factor                            (7,599,000)    (1,989,000)          -      (3,994,000)   (3,494,000)
         Proceeds from issuance of common stock    3,998,000         56,000           -       2,278,000     2,782,000
    Deferred offering costs                              -              -             -        (125,000)     (314,000)
                                                 -----------    -----------      --------   -----------   -----------
              Net Cash Provided (Used) by
                Financing Activities                 882,000      1,232,000       735,000     2,782,000      (241,000)
                                                 -----------    -----------      --------   -----------   -----------
Increase in cash                                      69,000        115,000           -       1,056,000       124,000
CASH, beginning of period                            115,000            -             -         184,000       115,000
                                                 -----------    -----------      --------   -----------   -----------
CASH, end of period                              $   184,000    $   115,000      $    -     $ 1,240,000   $   239,000
                                                 -----------    -----------      --------   -----------   -----------
                                                 -----------    -----------      --------   -----------   -----------
See Note 21

             SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[A]  GENERAL

Recycling Industries, Inc. (RII or the Company, formerly known as Environmental Recovery Systems, Inc.) is a Colorado corporation formed December 1988.

Prior to May, 1994, the Company was a development stage enterprise during which period it completed the development of technology for recycling
municipal solid waste.   While the Company has not obtained a permit nor
constructed or operated a facility utilizing this technology, it is pursuing the license or sale of such technology. On May 10, 1994 the Company acquired
a subsidiary and began metals recycling operations (see Note 2[A]).   All
revenues during 1995 and 1994 were generated by the recycling operations. On June 27, 1995 the Company changed its name to Recycling Industries, Inc.

REVERSE STOCK SPLIT

Effective June 27, 1995, the Company completed a one-for-five reverse stock split of its common stock, $.001 par value (Common Stock). All share and per share amounts have been restated retroactively as a result of this reverse split.

[B]  ACCOUNTING POLICIES

CONSOLIDATION

The Company, its subsidiaries and joint ventures in which it exercises control through majority ownership are consolidated, and all intercompany accounts and transactions are eliminated. Joint ventures and investment in equity investees are accounted for under the equity method of accounting, whereby the Company recorded only its proportionate share of loss in the joint ventures and equity investees. The Company currently has no active joint venture projects.

Nevada Recycling, Inc. (NRI), acquired by the Company in May 1994 (see Note 2[A]), operates a metals recycling facility in Las Vegas, Nevada, serving the Las Vegas market and steel mills located throughout the western United States.

Recycling Industries of Texas, Inc. d/b/a Anglo Iron & Metal (Anglo), formed by the Company to acquire the assets of Anglo Metals, Inc. in December 1995 (see Note 2[C]), operates four metals recycling facilities in Brownsville, Harlingen, McAllen and San Juan, Texas, serving steel mills and markets in the Rio Grande Valley in southern Texas and northern Mexico.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 1[B] - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recycling Industries of Missouri, Inc. d/b/a Mid-America Shredding (Mid-America), formed by the Company to acquire the assets of Mid-America Shredding, Inc. in April 1996 (see Note 22), operates a metals recycling facility in Ste. Genevieve, Missouri, serving midwestern steel mills and markets along the Mississippi River.

The acquisitions have been accounted for under the purchase method of business combinations and, accordingly, the results of operations of the acquired businesses are included in the Company's financial statements only from the applicable date of acquisition.

UNAUDITED INTERIM FINANCIAL STATEMENTS

In the opinion of management, the unaudited interim financial statements for the six month periods ended March 31, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ending March 31, 1996 are not necessarily indicative of the results to be expected for the year ended September 30, 1996.

RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standards No. 123 (FAS 123), Accounting for Stock Based Compensation. FAS 123 encourages the accounting for stock based employee compensation programs to be reported within the financial statements on a fair value based method. If the fair value based method is not adopted, then FAS 123 requires pro forma disclosure of net income and earnings per share as if the fair value based method had been adopted. The Company has not yet determined how FAS 123 will be implemented or its impact on the financial statements. FAS 123 is effective for transactions entered into after December 15, 1995.

ACQUISITIONS COSTS

The Company had capitalized acquisition costs of $61,000, $164,000 and $200,000 at September 30, 1995 and 1994, and March 31, 1996 respectively, relating to active letters of intent for potential acquisitions of operating metals recycling companies. Acquisition costs are allocated to the net assets acquired if the acquisition is successful, or are charged to operations if the negotiations are discontinued. Acquisition costs of $72,000 were written off to operations during 1994 for negotiations that were no longer active.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 1[B] - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK

Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At September 30, 1995 and 1994, and March 31, 1996, accounts receivable balances from significant customers were $699,000, $711,000 and $1,454,000, or 65%, 79% and 68%, respectively, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations. Customers are located throughout the western region of the United States and Mexico. Sales to one customer in Mexico comprised 23.9% of sales for the six months ended March 31, 1996. There were no significant sales in Mexico prior to the acquisition of Anglo.

The Company maintains all cash in bank deposit accounts, which at times may exceed federally insured limits.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, accounts receivable, time deposits, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. The fair value of notes payable and amounts due to factor was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

INVENTORIES

Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs include material, labor and plant overhead. Inventory is stated at lower of average cost (first-in, first-out) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 7 to 15 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $545,000, $147,000, $12,000 and $369,000 for the periods ended September 30, 1995, 1994 and 1993, and March 31, 1996 respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 1[B] - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED OFFERING COSTS

Costs incurred in connection with the Company's current anticipated public offering are deferred and will be charged against stockholders' equity upon the successful completion of the offering or charged to expense if the offering is not consummated.

RESEARCH AND DEVELOPMENT COSTS

Costs incurred in connection with research and development in relation to work undertaken on new environmental technologies are charged to operations in the year incurred. No research and development costs have been incurred since 1993.

REVENUE RECOGNITION

Sales are recorded in the period of shipment.

NET INCOME (LOSS) PER COMMON SHARE

Primary net income (loss) per common share is computed based upon the weighted average number of common and dilutive common equivalent shares outstanding during the period. Fully diluted computations assume the conversion of the convertible preferred stock.

Dilutive common equivalent shares consist of stock options and warrants. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

INCOME TAXES

Effective October 1, 1992, the Company adopted Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences. The adoption of FAS 109 did not have a material effect on the Company's consolidated financial statements, therefore, there was no cumulative effect of this change in accounting for income taxes at October 1, 1992. There is also no effect on the loss for the year ended September 30, 1993.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 1[B] - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company had not recorded a deferred tax asset at September 30, 1994 and 1993 since it was more likely than not that the tax assets would not be realized. At September 30, 1995 and March 31, 1996 the Company has recorded a net deferred tax asset of $800,000 and $1,241,000 primarily reflecting the benefit of net operating loss carryforwards, which expire in varying amounts between 2002 and 2009. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

At September 30, 1995 and March 31, 1996 the Company has federal income tax loss carryforwards of approximately $6,900,000 and $7,200,000 respectively, which if not utilized to offset future taxable income, expire in the years 2002 through 2009.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

RECLASSIFICATIONS

Certain balances in the 1994 and 1993 financial statements have been reclassified to conform to the 1995 presentation. The reclassifications had no effect on financial condition or results of operations.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 2 - ACQUISITIONS

[A] On May 10, 1994, the Company acquired 100% of the outstanding common stock of NRI from Nevada Recycling Corporation (NRC) for 38,000 shares of the Company's Series A convertible preferred stock, valued at $3,612,000. On that date NRI became a wholly-owned subsidiary of the Company.

A summary of the assets purchased and liabilities assumed is as follows:

         Land                                         $    1,340,000
         Building                                            360,000
         Machinery and equipment                           5,025,000
         Notes payable                                    (3,113,000)
                                                      --------------
              Net Book Value of Assets Purchased      $    3,612,000
                                                      --------------
                                                      --------------

On December 30, 1994, the Company and NRC agreed to restructure the terms of the acquisition of NRI as follows:

(1) NRC returned to the Company 25,000 of the 38,000 shares of Series A convertible preferred stock (see Note 17).

(2) The Company purchased from NRC its contingent right (granted under the May 10, 1994 acquisition agreement, to reacquire the stock of NRI) for $2,300,000 and warrants to purchase 20,000 shares of Common Stock for $1.25 per share for a 10-year term. The $2,300,000 payment consists of a $300,000 note paid on February 28, 1995 and a $2,000,000 note payable in consecutive monthly installments commencing March 31, 1995 on the basis of an eight-year amortization with interest at the rate of 10% per year, with remaining principal due January 10, 1997.

(3) The Company restructured the purchase of land and buildings for a purchase price of $2,060,000 payable to $1,700,000 before February 28, 1995 with interest of $19,000 per month, $20,000 plus accrued interest payable on each of December 31, 1994, January 31, 1995 and February 28, 1995, and $300,000 payable in monthly installments commencing March 31, 1995 on the basis of an eight-year amortization period with interest at the rate of 10% per year, with remaining principal due January 10, 1997.

(4) The Company agreed to pay $637,052 of debts totaling $2,382,447 assumed on the equipment purchased as part of the original NRI acquisition.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 2 - ACQUISITIONS (CONTINUED)

All of the above obligations are collateralized by the assets of NRI.

As a result of the restructuring, the Company treated the $2,300,000 payment obligation as indebtedness incurred to retire the 25,000 shares of preferred stock. The acquisition of NRI resulted in goodwill of $195,000 which will be amortized using the straight-line method over 20 years.

[B] On December 30, 1994, the Company acquired Metal Recovery, Inc. (MRI) whose sole asset is an indirect 19.6% limited partnership interest in a currently inactive partnership engaged in the business of scrap metal recovery (the Partnership). The acquisition of MRI resulted in goodwill of $22,000 which is being written off over 20 years using the straight line method. The Company acquired MRI from its three stockholders (the ACI Principals), who also hold the 13,000 shares of the Company's Series A preferred stock acquired by the ACI Principals from the stockholders of NRC in a separate transaction. The purchase price for MRI included 120,000 shares of Common Stock and the right to additional shares of Common Stock upon the satisfaction of certain conditions which have not been met. The 120,000 shares of Common Stock and 13,000 shares of Series A preferred stock are referred to as the ACI Equity Securities. The Company has agreed to assist the ACI Principals in liquidating the ACI Equity Securities for at least $2,400,000 prior to September 30, 1996 by purchasing or arranging for the sale of these securities, or including the ACI Equity Securities in a registration statement prior to September 30, 1996 (ACI Sale Obligation).

In connection with the restructuring of the acquisition of NRI, discussed above, the Company has transferred a portion of MRI's interest in the Partnership to NRC, and the ACI Principals caused the Partnership to redeem this interest for $1,170,000 in partial satisfaction of the Company's February 28, 1995 payment obligations. This amount has been treated as a loan to the Company.

The ACI Principals have the right to reacquire the Company's interests in MRI and NRI in exchange for the ACI Equity Securities (the ACI Option) if the
Company:

    1)   defaults under the terms of the installment note, under [A];
    2)   fails to meet the ACI Sale Obligation; or
    3) if the Company defaults in its other obligations under the various agreements related to the acquisition of MRI or the restructuring of the acquisition of NRI, under [A].

In addition, until the Company meets the ACI Sale Obligation, the Company is subject to certain restrictions on its ability to operate NRI and MRI.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 2 - ACQUISITIONS (CONTINUED)

The unaudited pro forma summary financial statements which follow have been prepared assuming that the exercise of the ACI Option occurred as of September 30, 1995 for purposes of the pro forma balance sheet and that the exercise of the ACI Option occurred for purposes of the pro forma statement of operations. In addition to combining the historical results of operations of the entities, the pro forma calculations include adjustments for the estimated effect on the Company's historical results of operations of the write-off of goodwill related to the acquisition of MRI.

                    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  SEPTEMBER 30, 1995

ASSETS

                       RECYCLING                                    PRO FORMA
                      INDUSTRIES,        ACI         PRO FORMA     SEPTEMBER 30,
                          INC.          OPTION       ADJUSTMENT        1995
                    --------------   -----------    ------------   -------------
                                                                    (UNAUDITED)
Current Assets      $    2,067,000   $(1,707,000)   $    -         $    360,000
Other Assets             8,230,000    (7,475,000)     (188,000)         567,000
                    --------------   -----------    ----------     ------------
                    $   10,297,000   $(9,182,000)   $ (188,000)    $    927,000
                    --------------   -----------    ----------     ------------
                    --------------   -----------    ----------     ------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                       RECYCLING                                    PRO FORMA
                      INDUSTRIES,        ACI         PRO FORMA     SEPTEMBER 30,
                          INC.          OPTION       ADJUSTMENT        1995
                    --------------   -----------    ------------   -------------
                                                                    (UNAUDITED)
Current liabilities $    1,691,000   $(1,166,000)   $    -         $    525,000
Long-term debt           2,152,000    (2,152,000)        -                -
Stockholders' equity
  (deficit)              6,454,000    (5,864,000)     (188,000)         402,000
                    --------------   -----------    ----------     ------------
                    $   10,297,000   $(9,182,000)   $ (188,000)    $    927,000
                    --------------   -----------    ----------     ------------
                    --------------   -----------    ----------     ------------

                                     F-27

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 2 - ACQUISITIONS (CONTINUED)

               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED SEPTEMBER 30, 1995

                                RECYCLING                                        PRO FORMA
                               INDUSTRIES,         ACI            PRO FORMA     SEPTEMBER 30,
                                  INC.            OPTION          ADJUSTMENT        1995
                               -----------     ------------      -----------    -------------
                                                                                 (UNAUDITED)
Revenues                       $13,853,000     $(13,847,000)     $    -         $     6,000
Costs and expenses              13,555,000      (12,007,000)       168,000        1,716,000
                               -----------     -------------     -----------    -----------
Income (loss) before
 extraordinary gain                298,000       (1,840,000)      (168,000)      (1,710,000)
Extraordinary gain from
 settlement of debts               806,000             -              -             806,000
(Benefit) from income taxes       (711,000)         711,000           -                -
                               -----------     -------------     -----------    -----------
Net income (loss)               $1,815,000      $(2,551,000)    $ (168,000)     $  (904,000)
                               -----------     -------------     -----------    -----------
                               -----------     -------------     -----------    -----------
(Loss) per common share:
Before extraordinary gain                                                             $(.27)
Extraordinary gain                                                                      .13
                                                                                -----------
Net (loss) per common share                                                           $(.14)
                                                                                -----------
                                                                                -----------

[C] On December 11, 1995, the Company acquired substantially all of the assets and the business of Anglo Metal, Inc.dba Anglo Iron & Metal (Anglo). The assets acquired from Anglo consisted of a heavy duty automotive shredder, inventories, metal shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Company also purchased from Anglo certain real property, buildings and leasehold improvements used in the metal recycling business.

The purchase price for Anglo was $6,065,000 comprised of: $2,079,000 in cash; $1,865,000 note which is to be paid in ten monthly installments of $186,500 beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000, including interest; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,400; and 227,693 shares of Common Stock valued at $925,000.

Of the cash paid at the closing of the acquisition, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of Anglo's machinery and equipment, accounts receivable and inventories, which has been recorded as a capital lease.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 2 - ACQUISITIONS (CONTINUED)

The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contained numerous covenants for maintaining certain financial ratios and earnings levels (see Note 20). The remaining $279,000 paid at closing was obtained from the operating cash reserves and working capital of the Company.

The Company signed a consulting and non-competition agreement with the president of Anglo. The term of the non-compete portion is for six years and is valued at $1,000,000 which will be amortized over the term of the agreement using the straight line method. The consulting portion is for a term of six months and is payable $5,000 per month.

RII also entered into a sublease agreement with Anglo for three yard facilities for $2,500 a month through December 10, 2005.

The real property acquired from Anglo and the Common Stock issued by the Company have been placed in escrow to provide for the remediation of environmental contamination related to the operations of Anglo prior to the acquisition.

The purchase price of Anglo has been allocated as follows:

  Equipment under capital lease                     $ 1,800,000
  Contract to acquire land and buildings                 70,000
  Covenant not to compete                             1,000,000
  Inventories                                         1,365,000
  Purchase price in excess of net assets acquired     1,830,000
                                                    -----------
     Total purchase price                             6,065,000
  Notes payable                                      (3,061,000)
  Common Stock                                         (925,000)
                                                    -----------
      Cash paid at closing                            2,079,000
      Capital lease obligation                       (1,800,000)
      Cash paid from operating capital              $   279,000
                                                    -----------
                                                    -----------

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 2 - ACQUISITIONS (CONTINUED)

The unaudited pro forma results of operations which follow assume that the acquisition of NRI had occurred at the beginning of each period for 1994 and 1993. For the year ended September 30, 1995 and the six months ended March 31, 1996, the operations of NRI are included in the consolidated balances of the Company. The unaudited pro forma results of operations which follow also assume that the acquisition of Anglo had occurred at the beginning of each period presented for 1995 and March 1996.

                                                                                       Six Months
                                                                                         Ended
                                                Year Ended September 30,               March 31,
                                       ------------------------------------------     -----------
                                          1995            1994            1993           1996
                                       -----------     -----------     ----------     -----------
Revenues                               $29,192,000     $11,348,000     $ 9,781,000    $13,571,000
Income (loss)from continuing
    operations, net of taxes           $ 1,582,000     $  (857,000)    $(2,807,000)   $   326,000
Net income (loss) after extraordinary
    items and income taxes             $ 2,388,000     $  (639,000)    $(2,332,000)   $   374,000
Income (loss) from continuing
    operations, net of taxes per
    common share                       $       .26     $      (.34)    $     (1.18)   $       .03
Net income (loss) after extraordinary
    items and income taxes per
    common share                       $       .39     $      (.25)    $      (.98)   $       .04

NOTE 3 - FORMER JOINT VENTURE

In 1993, the Company entered into a settlement with a former joint venture partner in which the Company agreed to make a series of payments totaling $622,000 by October 31, 1993. The Company subsequently defaulted on its payment obligations. On June 30, 1994, the Company and certain related parties entered into a master agreement providing for the settlement of all amounts owed to the former joint venture partner. Pursuant to this agreement, the Company issued 145,000 shares of Common Stock for its outstanding principal and penalty interest balance of $725,000. Such shares were issued in connection with the 548,376 shares of Common Stock issued in 1994 on the conversion of $1,351,000 in liabilities (see Note 17).

NOTE 4 - ENGINEERING PLANS

The Company capitalizes all external direct costs associated with permitting and plant facilities start-up which mainly include engineering, legal and consulting fees, travel and other costs associated with developing projects and obtaining permits. Internal costs associated with plant facilities start-up are expensed as incurred. Capitalized project costs are being amortized over five years using the straight-line method beginning with the earlier of the commencement of plant operations or two years from the date the project begins accumulating costs. During fiscal 1995, 1994 and 1993 the Company incurred amortization costs of $217,000, $217,000 and $344,000, respectively.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 4 - ENGINEERING PLANS (CONTINUED)

Capitalized engineering plans are those costs related to active projects and potential plant site locations. At the time a permit application is infeasible, based upon management's determination, all costs associated with the project which are not transferable to other projects are charged to operations. During 1994 and 1993, $208,000 and $549,000, respectively, of project start-up costs were written off because the permit applications were determined to be infeasible.

NOTE 5 - FACTORING AGREEMENTS

On May 4, 1994, the Company entered into an agreement with an unrelated third party whereby such third party agreed to purchase the Company's trade accounts receivable at 80% of face amount and to collect payments on the purchased receivables from the Company's customers. The Company was charged an administrative fee equal to 1% of the face amount of the purchased receivables and a monthly finance charge in the amount of 3% of the average daily outstanding balance of all purchased receivables. The Company was required to repurchase any receivables not collected from customers within 90 days.

On August 12, 1994, the Company entered into an agreement, which replaced the above factoring agreement, with a partnership comprised of the stockholders of NRC who are also preferred stockholders of the Company, whereby the partnership agreed to purchase the Company's trade accounts receivable at 85% of face value. Under the terms of the factoring agreement, the partnership is entitled to a finance charge of 1.5% per month of the average daily outstanding balance. The Company is required to repurchase any receivables not collected from customers within 90 days. The original term of the agreement was for a period of 18 months and continues on a month-to-month basis thereafter unless terminated by either party. Purchased receivables balances outstanding at September 30, 1995 and 1994 and March 31,
1996 were $197,000, $461,000 and $137,000, respectively.   Accrued finance
charges at September 30, 1995 and 1994 and March 31, 1996 were $8,000, $11,000 and $17,000, respectively. Total finance charges for the years ended September 30, 1995 and 1994, and for the six months ended March 31, 1996 were $82,000, $11,000 and $49,000, respectively.

NOTE 6 - INVENTORIES

Inventories which are pledged, consist of the following:


                                        SEPTEMBER 30,          MARCH 31,
                                  -----------------------    ------------
                                     1995         1994           1996
                                  ---------    ----------    ------------
                                                              (UNAUDITED)

  Raw materials                   $ 350,000    $  167,000    $  1,779,000
  Finished goods                    147,000        76,000         297,000
                                  ---------    ----------    ------------
                                  $ 497,000    $  243,000    $  2,076,000
                                  ---------    ----------    ------------
                                  ---------    ----------    ------------

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 7 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment (substantially all of which is pledged) consists of the following:



                                            SEPTEMBER 30,           MARCH 31,
                                    --------------------------   -------------
                                        1995           1994           1996
                                    -----------   ------------   -------------
                                                                   (UNAUDITED)

    Land                            $ 1,640,000   $  1,340,000   $  1,710,000
    Building and improvements           365,000        365,000        372,000
    Heavy machinery and
         equipment                    1,472,000      1,432,000      1,519,000
    Automotive shredder               3,161,000      3,103,000      3,180,000
    Assets under capital lease          118,000        -            1,918,000
    Transportation equipment            561,000        443,000        712,000
    Office equipment                    121,000        114,000        131,000
                                    -----------   ------------   -------------

        Total                         7,438,000      6,797,000      9,542,000

    Less accumulated depreciation
         and amortization              (752,000)      (207,000)    (1,121,000)
                                    -----------   ------------   -------------

                                    $ 6,686,000   $  6,590,000   $  8,421,000
                                    -----------   ------------   -------------
                                    -----------   ------------   -------------

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 8 - OTHER ASSETS

Other assets consist of the following:

                                           SEPTEMBER 30,          MARCH 31,
                                     -----------------------    ------------
                                        1995         1994           1996
                                     ---------    ----------    ------------
                                                                 (UNAUDITED)

 Acquisition costs                   $ 61,000      $ 164,000    $   200,000
 Goodwill, net of accumulated
   amortization of $29,000 and
   $7,000 and $40,000
   (see Note 2)                       188,000        168,000      2,544,000
 Investment in affiliate, at cost     277,000           -           277,000
 Engineering plans, net of
   accumulated amortization of
   $899,000, $682,000 and $930,000    188,000        405,000        157,000
 Non-compete agreement, net
   of accumulated amortization
   of $56,000                            -              -           944,000
 Patent rights                         25,000         25,000         25,000
 Other                                  5,000           -              -
                                     --------      ---------    -----------

                                     $744,000      $ 762,000    $ 4,147,000
                                     --------      ---------    -----------
                                     --------      ---------    -----------

INVESTMENT IN AFFILIATE

Effective June 30, 1995 the Company acquired a 20% interest in The Loef Company, Inc. (Loef), a ferrous and non-ferrous metals recycler. Under the terms of an agreement with the 80% stockholder of Loef, the Company's interest will be maintained at 20% if the Company pays $200,000 to the 80% stockholder before June 30, 1996, otherwise the interest may be reduced to 15%.

Under the terms of the agreement, the Company paid certain expenses in connection with the acquisition in the amount of $277,000 and extinguished certain warrants (see Note 17). The acquisition of the Company's interest in Loef was recorded using the cost method of accounting.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 9 -  NOTE RECEIVABLE, RELATED PARTY

On April 11, 1994 the Company sold its 25% ownership interest in a formerly wholly-owned subsidiary to Caside Associates (CA), a stockholder of the Company, in exchange for a $2,000,000 note receivable. At September 30, 1994, the sales price was renegotiated to $900,000. The note requires 6% monthly interest only payments for two years and principal repayments are due quarterly from 1996 to 1998.

The gain on the sale was recognized using the cost-recovery method since the
collection of the sales price was not reasonably assured.   Under the
cost-recovery method, gain on the sale is postponed until all costs are recovered, then all receipts are recognized as profit. As a result of the sale, a deferred gain in the amount of $751,000 has been recorded. At September 30, 1994, no gain has been recognized since all costs had not yet been recovered.

As of September 30, 1995, management determined that the note receivable from CA was permanently impaired. Therefore, the Company recorded an allowance for the total remaining unpaid balance of $874,000 and removed the deferred gain on the sale, recognizing a bad debt expense of $123,000.


NOTE 10 - INCOME TAXES

Pursuant to the terms of its acquisition of MRI, the Company included a $3,500,000 capital gain realized prior to such acquisition on its consolidated 1994 tax return and utilized a portion of its net operating loss carryforward generated in prior years to offset the capital gain. Management believes its position has merit based on its interpretation of the Internal Revenue Code and an opinion by its tax counsel. However, the Company has not obtained a prior ruling from the Internal Revenue Service (IRS) and has no assurances that the IRS will concur with its interpretation. If the IRS were to successfully challenge the position taken on this issue, the Company could be required to pay approximately $1,200,000 in additional income taxes plus penalties and interest and the $3,500,000 net operating loss utilized on its consolidated 1994 tax return would be available to offset future taxable income generated by the Company.

During fiscal year 1995 and the period ended March 31, 1996, management determined that the net operating loss generated from prior years in the amount of $6,900,000 and $7,200,000 was more likely than not to be used in the near future due to taxable income generated by NRI, Anglo and Mid-America. Therefore, a net deferred tax asset of $800,000 and $1,241,000 has been recorded as of September 30, 1995 and March 31, 1996. During 1995, net operating losses in the amount of $3,700,000 were utilized to reduce taxable income. However, alternative minimum tax of approximately $86,000 was payable for 1995 because of the 90% alternative net operating loss limitation. Net operating loss carryforwards available for future use through the year 2009 are $6,900,000 at September 30, 1995 and $7,200,000 at March 31, 1996.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 10 - INCOME TAXES (CONTINUED)

The components of deferred tax assets and (liabilities) are as follows:


                                         SEPTEMBER 30,          MARCH 31,
                                  -------------------------   ------------
                                      1995          1994           1996
                                  -----------   -----------   ------------
                                                               (UNAUDITED)
Total deferred tax assets         $ 1,021,000   $ 2,293,000   $  1,241,000
Less valuation allowance             (221,000)   (2,293,000)        -
                                  -----------   -----------   ------------
                                      800,000        -           1,241,000
Total deferred tax (liabilities)        -            -              -
                                  -----------   -----------   ------------

Net deferred tax asset            $   800,000   $    -        $  1,241,000
                                  -----------   -----------   ------------
                                  -----------   -----------   ------------


The tax effects of temporary differences and net operating loss carryforwards that give rise to deferred tax assets and (liabilities) are as follows:

                                             SEPTEMBER 30,          MARCH 31,
                                    ----------------------------   ------------
                                         1995            1994           1996
                                    ------------   ------------    ------------
                                                                   (UNAUDITED)
Temporary differences:
  Property and equipment            $ (1,743,000)  $ (1,674,000)   $ (1,718,000)
  Valuation allowance                   (221,000)    (2,293,000)          -
  Research and development costs          78,000         78,000          78,000
  Engineering plans                      306,000        232,000         325,000
  Goodwill                                10,000           -             16,000
  Allowance for doubtful accounts          3,000          9,000           3,000
  Non-compete agreement                     -              -             12,000
  Alternative minimum tax credits           -              -             86,000
  Net operating loss carryforwards     2,367,000      3,648,000       2,439,000
                                     -----------     -----------   ------------

                                    $    800,000   $       -        $ 1,241,000
                                     -----------     -----------   ------------
                                     -----------     -----------   ------------

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 10 - INCOME TAXES (CONTINUED)

The provision (benefit) for income taxes consists of the following:


                     SEPTEMBER 30,                   MARCH 31,
                --------------------         ------------------------
                   1995        1994             1996         1995
                ----------    ------         -----------  -----------
                                             (UNAUDITED)  (UNAUDITED)

Current         $   89,000    $  -           $    4,000      $  -
Deferred          (800,000)      -             (441,000)        -
                ----------    ------         ----------      -------
                $ (711,000)   $  -           $ (437,000)     $  -
                ----------    ------         ----------      -------
                ----------    ------         ----------      -------


The components of deferred income tax (benefit) expense are as follows:


                                        SEPTEMBER 30,                   MARCH 31,
                                --------------------------     ---------------------------
                                    1995            1994          1996           1995
                                ----------     -----------     -----------   -------------
                                                               (UNAUDITED)     (UNAUDITED)
Bad debt expense                $    6,000     $    (8,000)    $    -        $   3,000
Depreciation expense                69,000       1,674,000       (25,000)       35,000
Engineering costs                  (74,000)       (145,000)      (19,000)      (37,000)
Goodwill amortization              (10,000)          -            (6,000)       (5,000)
Accrued salaries - officers           -             20,000          -             -
Net operating loss carryforward  1,281,000        (482,000)      (72,000)     (776,000)
Valuation allowance             (2,072,000)     (1,059,000)     (221,000)      780,000
Non-compete agreement                 -              -           (12,000)         -
Alternative minimum
  tax credits                         -              -           (86,000)         -
                                ----------     -----------     -----------   -------------

                                $ (800,000)     $    -         $(441,000)    $    -
                                ----------     -----------     -----------   -------------
                                ----------     -----------     -----------   -------------

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 10 - INCOME TAXES (CONTINUED)

Following is a reconciliation of the amount of income tax (benefit) expense that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense:


                                        SEPTEMBER 30,                   MARCH 31,
                                --------------------------     ---------------------------
                                    1995            1994          1996           1995
                                ----------     -----------     -----------   -------------
                                                               (UNAUDITED)     (UNAUDITED)
Tax expense (benefit) at
  federal statutory rates       $   374,000    $ (314,000)    $ (115,000)     $ (308,000)
Capital gains - MRI               1,190,000         -              -           1,190,000
Change in valuation allowance    (2,072,000)      480,000       (221,000)       (780,000)
Other                              (203,000)     (166,000)      (101,000)       (102,000)
                                 -----------   -----------    -----------     -----------

                                 $ (711,000)   $    -         $ (437,000)     $     -
                                 -----------   -----------    -----------     -----------
                                 -----------   -----------    -----------     -----------


NOTE 11 - ECONOMIC DEPENDENCY

The Company is economically dependent on major customers for annual sales. Such customers comprised the following percentages of revenues:

                        SEPTEMBER 30,
                    --------------------         MARCH 31,
                    1995            1994           1996
                    -----          -----       -----------
                                               (UNAUDITED)
Customer A          37.9%          29.9%          14.8%

Customer B          16.2%          19.7%          20.6%

Customer C          10.8%          18.7%           7.8%

Customer D            -              -            23.9%

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED



NOTE 12 - NOTES PAYABLE

Notes payable outstanding at September 30, 1995 and 1994 consisted of:

                                                              SEPTEMBER 30,
                                                        ------------------------
                                                           1995           1994
                                                        ---------      ---------

Notes to entity, interest at prime (7.75% at
September 30, 1994), for which the Company
is not accruing interest (approximately $160,000
at September 30, 1995).  The Company has received
no requests for payment since December 1989
and has recorded an allowance against the note
payable balance and recognized a $300,000 gain
on extinguishment of debt (see Note 18).                $    -        $  300,000

Note to individuals, interest at 18%, with
principal due various dates through January
1994 with certain notes cosigned by an officer
and director of the Company, unsecured.                    43,000         65,000

Note to an engineering firm, interest at 12%.
The note was discharged in 1995 pursuant to
a negotiated settlement (see Note 18).                       -            46,000

Note to an individual, interest at prime plus 1%
(9.5% at September 30, 1994) with principal and
all unpaid accrued interest due in January 1993.
Unsecured.  The note was paid in 1995.                       -            50,000

Note to a law firm, interest at 10% to 12%,
principal and interest paid March 1996.                    18,000         30,000
                                                        ---------      ---------
                                                        $  61,000     $  491,000
                                                        ---------      ---------
                                                        ---------      ---------

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED



NOTE 13 - NOTES PAYABLE - RELATED PARTIES

During the year ended September 30, 1993, First Dominion Holdings, Inc. (FD), a corporation wholly-owned by the Company's chief executive officer/majority stockholder, advanced the Company $676,000 for working capital purposes. The advance was non-interest bearing and due on demand. During the year ended September 30, 1994, there were advances and repayments on the note and $887,000 of the balance was converted to 591,333 shares of Series B preferred stock (see Note 17). At September 30, 1994 the balance on the note was $8,000. During 1995 the note was paid. During the six months ended March 31, 1996, FD advanced $5,000 to the Company which remains outstanding at March 31, 1996.

The remaining balance of related parties notes payable at March 31, 1996 consists of $1,472,000 note payable (see Note 2[C] with an original obligation balance of $1,865,000) related to the Anglo inventory acquisition and $450,000 of bridge loans. In December 1995 and January 1996, the Company borrowed $1,575,000 of bridge financing represented by the notes payable - related parties with interest at 10% per annum. Proceeds from the loans were used to finance the Anglo acquisition and general corporate expenses. In January 1996, principal of $1,125,000 and accrued interest of $13,000 were converted into 323,523 shares of Common Stock. In connection with the bridge financing, the lenders were issued warrants to purchase a total of 359,250 shares of Common Stock at $1.50 per share, exercisable through the end of a three-year period commencing on the effective date of a registration statement covering the underlying Common Stock. Principal and interest related to the bridge loans, which were not converted into Common Stock, are
due in December, 1996 and January, 1997.   If the Company defaults on
repayment of the loans, the notes are convertible to Common Stock at a conversion price of the lesser of $2.00 or 50% of the average closing price for the last 30 days after the default. First Equity Capital Securities, Inc. received a finders fee of $79,000 in connection with the bridge loans.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 14 - LONG-TERM DEBT

                                                       SEPTEMBER 30,
                                                 -------------------------      MARCH 31,
                                                  1995             1994           1996
                                                 -------        ----------     -----------
                                                                               (UNAUDITED)
Notes payable to former owners of NRC,
interest at varying amounts with monthly
payments of $38,732; due through February
2003; collateralized by the assets of the
Company. Notes were paid as part of the
restructure of NRI (see Note 2).                 $    -         $2,429,000      $    -

Notes payable to financial institution;
principal and interest at the prime rate
plus 2%, respectively; due on demand; if
no demand is made, then in monthly payments
of $12,190 through 1997; collateralized by
equipment.                                        122,000          252,000        86,000

Notes payable to financing company; principal
and interest at 7.5%; due October 1997;
monthly payments of $2,418; collateralized by
equipment.                                         54,000           81,000        41,000

Note to a group of investors; at 5%; principal
and interest due December 31, 1995; unsecured.    125,000          125,000           -

Other obligations, principally payable in
monthly installments including interest
at 9.5% to 18%, collateralized by various
equipment.                                         58,000           17,000        91,000
                                                 --------       ----------      --------
                                                  359,000        2,904,000       218,000
Less current portion                              227,000        2,502,000        94,000
                                                 --------       ----------      --------

     Long-Term Debt                              $132,000       $  402,000      $124,000
                                                 --------       ----------      --------
                                                 --------       ----------      --------

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 14 - LONG-TERM DEBT (CONTINUED)

Maturities of long-term debt are as follows for the periods ending:

                               SEPTEMBER 30,    MARCH 31,
                                   1995           1996
                               ------------  -------------
                                              (UNAUDITED)
  1996                         $  227,000    $     -
  1997                             88,000        94,000
  1998                             25,000        71,000
  1999                             12,000        33,000
  2000                              7,000        15,000
  Thereafter                        -             5,000
                               -----------    ----------

                               $   359,000   $  218,000
                               -----------    ----------
                               -----------    ----------


NOTE 15 - LONG-TERM DEBT - RELATED PARTY

                                                     SEPTEMBER 30,
                                                 --------------------           MARCH 31,
                                                    1995        1994              1996
                                                 ----------    ------         ------------
                                                                               (UNAUDITED)
$2,000,000 note payable to NRC with 22
monthly payments of principal and interest at
10%; due January 1997; monthly payments
of $30,000 and one balloon payment in
January 1997 of $1,671,000; collateralized
by stock, property and equipment.                $ 1,902,000    $   -         $ 1,813,000

$446,000 note payable to Anglo Metal, Inc.;
monthly payments of principal and interest at
8% of $9,000; due December 2000;
collateralized by real property and buildings.        -              -            428,000

$750,000 note payable to officer of Anglo
Metal, Inc.; monthly payments of principal and
interest at 9% of $70,000; due December 2001.         -              -            719,000

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 15 - LONG-TERM DEBT - RELATED PARTY (CONTINUED)

                                                     SEPTEMBER 30,
                                                 ---------------------          MARCH 31,
                                                    1995        1994             1996
                                                 ----------    -------        ------------
                                                                               (UNAUDITED)
Other notes due to related parties with
 interest at 8.5% to 12%.                           295,000     125,000            279,000
                                                 ----------    --------        ------------

                                                  2,197,000     125,000          3,239,000
Less current portion                                218,000       8,000          2,294,000
                                                 ----------    --------        ------------

Long-Term Debt, Related Party                    $1,979,000    $117,000        $   945,000
                                                 ----------    --------        ------------
                                                 ----------    --------        ------------

Maturities of long-term debt-related parties are as follows for the periods ending:

                            SEPTEMBER 30,        MARCH 31,
                           --------------      -----------
                                1995               1996
                           --------------      -----------
                                               (UNAUDITED)

  1996                     $   218,000         $    -
  1997                       1,979,000          2,294,000
  1998                           -                209,000
  1999                           -                215,000
  2000                           -                223,000
  2001                           -                204,000
  2002                           -                 94,000
                           -----------        -----------

                           $ 2,197,000        $ 3,239,000
                           -----------        -----------
                           -----------        -----------

Under the terms of the $2,000,000 note payable to NRC the Company is required
1) to maintain adequate insurance coverage for its facilities, equipment and operations; 2) to maintain certain financial ratios; 3) to conduct the business of NRI substantially as conducted in December 1994; and 4) to obtain prior approval of NRC prior to incurring additional debt in excess of predetermined amounts.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 16 - RELATED PARTY TRANSACTIONS

In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

During 1993, a former subsidiary of the Company incurred legal fees of $60,000 to an attorney who is a stockholder of the Company.

During 1995, 1994 and the six months ended March 31, 1996 and 1995, the Company purchased raw materials from related entities in the amounts of $1,713,000, $594,000, $640,000 and $760,000, respectively. The purchase price of the raw materials approximates the cost paid to other large bulk suppliers to the Company.

NOTE 17 - STOCKHOLDERS' EQUITY

NON-QUALIFIED STOCK OPTIONS AND WARRANTS

The Company has outstanding options and warrants to acquire an aggregate of 5,658,946 shares of the Company's Common Stock, substantially all of which have exercise prices ranging from $.90 to $7.50 per share.

STOCK OPTIONS

During 1992, the Company's Board of Directors adopted an incentive stock option plan and a non-qualified stock option plan, which were both subsequently approved by the stockholders. The stock option plans provide for 200,000 and 50,000 shares, respectively, to be reserved. Options under the non-qualified stock option plan may be issued at such prices and at such terms as determined by the Board of Directors. Currently, 32,000 options have been issued under the incentive stock option plan and are exercisable at $2.50 to $6.25 per share.

1995 STOCK OPTION PLAN

The 1995 Plan provides for the grant of stock options to employees, officers and employee directors of the Company. An aggregate of 2,000,000 shares of Common Stock are authorized for issuance under the 1995 Plan. Concurrently with the adoption of the 1995 Plan by the Board of Directors on December 27, 1995, options to acquire 750,000 shares of Common Stock at an exercise price of $2.87 per share were granted to certain officers of the Company. These options and the 1995 Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The 1995 Plan
terminates on December 27, 2006.   Options granted under the 1995 Plan must
have an exercise price of not less than 80% of the fair market value of the Common Stock on the date of grant, and their term may not exceed ten years.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 17 - STOCKHOLDERS' EQUITY (CONTINUED)

DIRECTOR STOCK OPTION PLAN

The Director Plan provides for the grant of stock options to existing and
future Independent Directors of the Company.   Three individuals who were
serving as Independent Directors on December 27, 1995, each received an initial grant of 5,000 options (for a total of 15,000 options granted) under the Director Plan having an exercise price of $2.87 per share, the fair market value per share of the Common Stock on that date. These options and the Director Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The Director Plan terminates on December 27, 2006. Options granted under the Director Plan will be exercisable commencing six months after the date of grant and continuing for five years from the date of grant.

COMMON STOCK

On June 1, 1993, the Company's Board of Directors adopted a Consulting and Services Compensation Plan (Plan). The Plan provides for 60,000 shares of Common Stock to be reserved which were contained in a registration statement filed during June 1993. Under the terms of the Plan, stock options may be granted in lieu of Common Stock under such terms as determined by the Company's Board of Directors. At September 30, 1994 and 1993, 39,600 and 20,000 shares of registered Common Stock were issued under the plan for $242,000 and $149,000 for professional services, respectively.

On January 1, 1994, the Company's Board of Directors adopted a Consulting Agreement (Agreement). The Agreement provides for 150,000 shares of Common Stock to be issued for cash and/or services which were contained in a registration statement filed during June of 1994. During 1994, 30,000 shares of registered Common Stock were issued for $56,250 in professional services provided under the Agreement.

During 1994, $1,351,000 of liabilities were converted to 548,376 shares of Common Stock.

PREFERRED STOCK CONVERSION

On November 9, 1995, 300,000 shares of Series B preferred stock were converted into 12,000 shares of Common Stock.

During 1993, the chief executive officer/majority stockholder of the Company converted accrued salary in the amount of $120,000 to additional paid-in capital. During 1994, the chief executive officer/majority stockholder of the Company converted accrued salary in the amount of $246,000 to an equity security payable in the future at a price per share to be determined at the time of issuance. During 1995, the equity security was converted as partial compensation for the "W" Right.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 17 - STOCKHOLDERS' EQUITY (CONTINUED)

PRIVATE PLACEMENT OFFERING DATED FEBRUARY 1, 1995 (FEBRUARY 1995 PRIVATE PLACEMENT)

As of April 17, 1995, the closing date of the February Private Placement, the Company received $1,984,000 (net of offering costs of approximately $218,000) from the sale of 1,946,400 shares of Common Stock and warrants (Series G Warrants) to acquire up to 1,236,878 shares of Common Stock, including $450,000 in bridge loans (including accrued interest) that were converted into units offered under the February Private Placement.

The Series G Warrants are exercisable from the date of their issuance through the three years from the effective date of the Company's initial registration statement at $7.50 per share. Under certain conditions as set forth in the warrant agreement, the Company may redeem the Series G Warrants prior to their expiration, at a redemption price of $.25 per Series G Warrant upon not less than 30 days prior written notice to the warrant holders.

In connection with the offering, the Company issued to the placement agent 139,828 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three year period commencing one year from the date of issuance, at an exercise price of $1.80.
 Upon exercise of the placement agent warrants, the Company will issue up to 139,828 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three year period commencing one year from the date of issuance and are not redeemable by the Company.

PRIVATE PLACEMENT OFFERING DATED MAY 24, 1995 (MAY 1995 PRIVATE PLACEMENT)

As of July 31, 1995, the closing date of the May Private Placement, the Company received $1,248,000 (net of offering costs of approximately $372,000) from the sale of 1,800,000 shares of Common Stock and warrants (Series G Warrants) to acquire up to 900,000 shares of Common Stock. The Series G Warrants are exercisable from the date of their issuance through the three years from the effective date of the Company's initial registration statement at $7.50 per share. Under certain conditions as set forth in the warrant agreement, the Company may redeem the Series G Warrants prior to their expiration, at a redemption price of $.25 per Series G Warrant upon not less than 30 days' prior written notice to the warrant holders.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 17 - STOCKHOLDERS' EQUITY (CONTINUED)

In connection with the offering, the Company issued to the placement agent 73,560 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three year period commencing one year from the date of issuance, at an exercise price of $1.80. Upon exercise of the placement agent warrants, the Company will issue up to 73,560 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three year period commencing one year from the date of issuance and are not redeemable by the Company.

The Company has issued 2,136,878 Series G Warrants to date. No warrants have been exercised to date.

PRIVATE PLACEMENT OFFERING DATED JANUARY 31, 1996 (JANUARY 1996 PRIVATE
PLACEMENT)

As of January 31, 1996, the closing date of the January Private Placement, the Company received $2,228,000 (net of offering costs of approximately $633,000) from the sales of 1,040,636 shares of Common Stock and warrants (Series J Warrants) to acquire up to 682,078 shares of Common Stock, in addition $1,138,000 in bridge loans (including accrued interest) were converted into units offered under the January 31, 1996 Private Placement (see Note 13).

The Series J warrants are exercisable for a three-year period commencing on the effectiveness of a registration statement covering the shares received upon their exercise. The exercise price of the Series J warrants will be reduced to $5.40 per share in the event that the Company fails to repurchase certain shares of Common Stock by May 31, 1996 and will reduce by $.35 per share for each month subsequent to September 1996 (June 1996 in the event such stock purchase is not effected by May 31) in which a registration statement covering the shares issuable upon exercise of the Series J Warrants is not effective.

In connection with the offering, the Company issued to the placement agent 65,445 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three year period commencing one year from the date of issuance, at an exercise price of $2.75.
 Upon exercise of the placement agent warrants, the Company will issue up to 65,445 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three year period commencing one year from the date of issuance and are not redeemable by the Company.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 17 - STOCKHOLDERS' EQUITY (CONTINUED)

PREFERRED STOCK

SERIES A - The Company issued 13,000 shares, as restructured, of Series A preferred stock in connection with the acquisition of NRI. Series A preferred stock is without par value, is non-voting and has no liquidation preferences with respect to any other class or series of the Company's common or preferred stock. In addition, the holders of Series A preferred stock shall be entitled to dividends on the same basis as holders of the Company's Common Stock. They are convertible into Common Stock at a price per share on the date the Company files a registration statement so that conversion of the 13,000 shares will equal $1,040,000 (see Note 2[A]).

SERIES B - On March 31, 1994, the Company owed FD $887,000. On that date the Company issued 591,333 shares of Series B preferred stock, no par value, in exchange for that debt at $1.50 per share. The shares have voting rights under limited conditions, are redeemable at $1.50 per share at the option of the Company, and are convertible into Common Stock at one share of Common Stock for each five shares of preferred stock.

On January 25, 1995, the Company exchanged 291,333 shares of Series B preferred stock as partial consideration for the "W" right and on November 9, 1995, the remaining 300,000 shares were converted into 12,000 shares of Common Stock.

W RIGHT

On January 25, 1995, the Company conditionally granted to the chief executive officer/majority stockholder the right ("W" Right) to acquire shares of Common Stock valued at $1,187,500 in exchange for: 1) the purchase of MSW technology owned by FD and the chief executive officer/majority stockholder;
2) 291,333 Series B preferred shares owned by FD; and 3) the forgiveness of $1,187,500 of accrued salary, royalties and other amounts due to the chief executive officer/majority stockholder of which $246,000 was recorded as accrued salary payable in equity security as of September 30, 1994. On August 8, 1995, the officer/majority stockholder exercised that "W" Right and was issued 1,319,445 shares of Common Stock.

NOTE 18 - EXTRAORDINARY ITEMS

The Company owed $510,000 for professional services to a law firm. The Company extinguished $475,000 of the debt in 1993 for $5,000 cash and a $30,000 promissory note. During 1993, the extinguishment of $475,000 has been recorded as an extraordinary gain.

During 1994, the Company extinguished $347,000 of debt for $17,000 cash and $112,000 in notes payable thereby recognizing an extraordinary gain of $218,000.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ===========================================

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED

NOTE 18 - EXTRAORDINARY ITEMS (CONTINUED)

During 1995, the Company extinguished $896,000 of debt for $90,000 cash thereby recognizing an extraordinary gain of $806,000.

NOTE 19 - COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL LIABILITIES

In connection with the recycling and processing of ferrous and non-ferrous metals, the Company may come in contact with "hazardous materials" as that term is defined under various environmental laws. Although the Company screens for "hazardous materials" in its raw materials, certain items processed may inadvertently contain such materials, which could result in contamination of the waste by-products and premises. At this time the Company believes that it is in substantial compliance with all applicable environmental laws. Due to the nature of the Company's operations, changes in the environmental laws or inadvertent improper disposal of a hazardous material may result in a violation of such laws subjecting the Company to fines and responsibility for costs attributable to remediation.

LONG-TERM DEBT

In conjunction with the acquisition of MRI, previously discussed in Note 2[B], the Company executed a promissory note on February 28, 1995 in the amount of $1,200,000 payable to MRI, bearing interest at 8%, due February 28, 1998. Accrued interest is payable on March 31, 1995, and on June 30, September 30, December 31, and March 31 of each calendar year thereafter through maturity.

Under the terms of the note payable, the Company was required to transfer $1,150,000 of the proceeds from the note payable to NRI and is prohibited from obtaining any repayment from NRI until the ACI Option expires unexercised. If the ACI Option is exercised, the note payable will no longer be due to MRI.

INSURANCE

The Company partially self insures for casualty losses on property, plant and equipment at its NRI subsidiary.

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 20 - LEASES

OPERATING LEASES

On June 8, 1995, the Company entered into an operating lease agreement for office space. The term of the lease is through June 2000, with monthly rent expense beginning at $1,800 and increasing to $3,900 per month.

During December 1995, the Company entered into lease agreements for yard facilities. The agreement with Anglo requires payments of $2,500 per month through December 2005 (see Note 2[C]) and the other agreement requires annual rent of $16,000 payable quarterly through December 2000.

Future minimum lease payments are as follows for the periods ending:

                         SEPTEMBER 30,         MARCH 31,
                         -------------       ------------
                             1995                1996
                         -------------       ------------
                                              (UNAUDITED)

   1996                  $    44,000         $    -
   1997                       45,000             90,000
   1998                       45,000             91,000
   1999                       46,000             92,000
   2000                       35,000             93,000
   2001                                          52,000
   Thereafter                 -                 140,000
                         -----------         ----------

                         $   215,000         $  558,000
                         -----------         ----------
                         -----------         ----------

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 20 - LEASES (CONTINUED)

Rent expense for the years ended September 30, 1995, 1994, 1993 and the six months ended March 31, 1996, was approximately $47,000, $48,000, $48,000 and $42,000, respectively.

CAPITAL LEASES

NRI leases certain equipment under a capital lease obligation through November 1997. The obligation under the capital lease has been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at an interest rate of 10.5%.

The Company leases the equipment acquired from Anglo under a capital lease obligation (see Note 2[C]). In connection with the lease agreement, the Company issued a warrant to the leasing company to acquire 53,600 shares of the Company's Common Stock at $5.00 per share exercisable over a period of three years from the date of issuance. At March 31, 1996, the Company was in violation with certain covenants under the capital lease obligation. The lessor has granted the Company a waiver of lease covenant violations through April 1, 1997 and the Company anticipates negotiating with the lessor to amend the lease agreement to revise the provisions for which the Company is not in compliance.

The capitalized cost, accumulated depreciation, and depreciation expense relating to this equipment was as follows for the periods ended:

                           SEPTEMBER 30,         MARCH 31,
                               1995                1996
                           -------------       ------------
                                               (UNAUDITED)

Capitalized cost           $  118,000        $  1,918,000
Accumulated depreciation       (6,000)            (72,000)
                           -----------       -------------

                           $  112,000        $  1,846,000
                           -----------       -------------
                           -----------       -------------

Depreciation expense       $    6,000        $     66,000
                           -----------       -------------
                           -----------       -------------

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 20 - LEASES (CONTINUED)

The future minimum lease payments under the capital lease and net present value of future minimum lease payments are as follows for the periods ending:

                                  SEPTEMBER 30,      MARCH 31,
                                      1995            1996
                                  -------------  --------------
                                                   (UNAUDITED)

  1996                            $    44,000    $    -
  1997                                 41,000         528,000
  1998                                  6,000         512,000
  1999                                 -              486,000
  2000                                 -              486,000
  2001                                 -              366,000
                                  ------------   ------------

  Total future minimum payments        91,000       2,378,000
  Amount representing interest        (13,000)       (612,000)
                                  ------------   ------------

  Present value of future minimum
   lease payments                      78,000       1,766,000

  Less current portion                (37,000)       (314,000)
                                  ------------   ------------

                                  $    41,000    $  1,452,000
                                  ------------   ------------
                                  ------------   ------------

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


                                     FOR THE YEAR ENDED
                                        SEPTEMBER 30,          SIX MONTHS ENDED MARCH 31,
                               ------------------------------  --------------------------
                                    1995            1994           1996           1995
                               -----------      -----------    ----------     -----------
                                                               (UNAUDITED)    (UNAUDITED)

Cash paid for interest         $   407,000      $    -         $   194,000    $   222,000
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Stock issued for conversion
  of bridge financing          $   150,000      $    -         $ 1,137,000    $   150,000
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Acquisition of subsidiaries
  for stock                    $    -           $ 6,725,000    $   925,000    $ 1,200,000
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Purchase of equipment for
  notes payable                $    56,000      $     5,000    $    25,000    $    35,000
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Sale of 25% interest in
  subsidiary for note
  receivable                   $      -         $   900,000    $    -         $    -
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Reversal of deferred gain
  on sale of subsidiary        $   751,000      $    -         $    -         $    -
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Common stock issued for
  relief of debt               $      -         $ 1,351,000    $    -         $    -
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Preferred stock issued for
  extinguishment
  of debt                      $      -         $   887,000    $    -         $    -
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Conversion of accrued
  salary to equity             $      -         $   246,000    $    -         $    -
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Restructure of preferred
  stock to debt                $ 2,300,000      $    -         $    -         $ 2,300,000
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Issuance of common
  stock to chief executive
  officer                      $    437,000     $    -         $    -         $    -
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Acquisition of equipment
  under capital lease          $    113,000     $    -         $    -         $   113,000
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Contract to acquire land
  and building acquired
  for note payable             $    -           $    -         $   446,000    $    -
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Acquisition of Anglo
  inventory for note
  payable                      $    -           $    -         $ 1,366,000    $    -
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Capital lease obligation
  incurred to finance
  Anglo acquisition            $    -           $    -         $ 1,800,000    $    -
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------
Intangible acquired for a
  note payable                 $    -           $    -         $   750,000    $    -
                               -----------      -----------    -----------    -----------
                               -----------      -----------    -----------    -----------

                  RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               ----------------

INFORMATION AS TO THE PERIODS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED


NOTE 22 - SUBSEQUENT EVENTS

PRIVATE PLACEMENT

On April 8, 1996 the Company completed a private placement. The Company received $228,000 (net of offering costs of $20,000) from the sale of 90,000 shares of Common Stock and warrants (Series J Warrants) to acquire up to 45,000 shares of Common Stock at $7.50 per share. The Series J Warrants are exercisable for a three-year period commencing on the effectiveness of a registration statement covering the shares received upon their exercise. The exercise price of the Series J Warrants will be reduced to $5.40 per share in the event that the Company fails to repurchase certain shares of Common Stock by May 31, 1996 and will reduce by $.35 per share for each month subsequent to September 1996 (June 1996 in the event such stock purchase is not effected by May 31) in which a registration statement covering the shares issuable upon exercise of the Series J warrants is not effective.

In connection with the offering, the Company issued to the placement agent 4,500 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three year period commencing one year from the date of issuance, at an exercise price of $2.75. Upon exercise of the placement agent warrants, the Company will issue up to 4,500 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three year period commencing one year from the date of issuance and are not redeemable by the Company.

ACQUISITION OF MID-AMERICA

On April 15, 1996, the Company acquired substantially all of the assets (excluding cash and accounts receivable) of Mid-America Shredding, Inc. The assets acquired consist of real property, buildings, a heavy duty automotive shredder mill, a wire chopping plant and heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals. The purchase price totaled $1,925,000, settled through the assumption of outstanding bank debt of $1,210,000, $660,000 cash paid at closing and a $55,000 note, payable over eight months. The purchase price is allocated as follows:

     Inventories                       $     55,000
     Land                                   310,000
     Buildings and improvements             560,000
     Machinery and equipment              1,000,000
                                       ------------

          Total                        $  1,925,000
                                       ------------
                                       ------------

AGREEMENT TO ACQUIRE WEISSMAN

In April 1996, the Company reached agreement for the purchase of the stock of Weissman Iron and Metal for cash of $12,400,000, subject to adjustment at closing. Weissman operates in the business of recycling ferrous and non-ferrous metals in and around Waterloo, Iowa. The purchase price is anticipated to be funded through a combination of a public offering of the Company's securities and bank debt.

PROPOSED FINANCING AGREEMENT

In April 1996, the Company entered into a letter of intent for a $10,000,00 to $11,000,000 financing agreement. Advances would be subject to certain asset eligibility computations and interest would be at the Bank of America Reference Rate plus 2% except for the over advance facility which would be plus 3%. The agreement would be collateralized by a first security interest on all of the Company's assets. Closing of the financing agreement is conditional upon completion of the lender due diligence including, among other things, appraisals, documentations and certain financial requirements.

PROPOSED PUBLIC OFFERING

On March 27, 1996, the Company entered into a letter of intent with an underwriter to sell 4,400,000 shares of the Company's Common Stock in a public offering. Upon a registration statement being declared effective, the 4,400,000 shares would be sold along with 492,448 shares which would also be sold by certain securityholders.

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                          ON THE SUPPLEMENTAL SCHEDULES




TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
RECYCLING INDUSTRIES, INC.
DENVER, COLORADO


Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements, taken as whole. The schedule to the consolidated financial statements referred to in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements. Such information for the year ended September 30, 1995 has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements. In our opinion, such information for the year ended September 30, 1995 is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                       BDO SEIDMAN, LLP


DENVER, COLORADO
MAY 17, 1996

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                            ON THE SUPPLEMENTAL SCHEDULES




TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
RECYCLING INDUSTRIES, INC.
DENVER, COLORADO



Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements, taken as whole. The schedule to the consolidated financial statements referred to in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements. Such information for the year ended September 30, 1994 has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements. In our opinion, such information for the year ended September 30, 1994 is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                  AJ.  ROBBINS, PC.
                                  CERTIFIED PUBLIC ACCOUNTANTS
                                  AND CONSULTANTS


DENVER, COLORADO
NOVEMBER 3, 1995

                            RECYCLING INDUSTRIES, INC.
            SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                                  BALANCE SHEETS
                           SEPTEMBER 30, 1995 AND 1994

                            -------------------------


                                      ASSETS

                                            1995            1994
                                        -----------     -----------


CURRENT ASSETS:
    Cash                                $   126,000     $    77,000
    Prepaid expenses                          8,000          28,000
    Accounts receivable-related party       219,000           -
                                        -----------     -----------

         Total Current Assets               353,000         105,000

Investment in subsidiaries                5,012,000       3,612,000
Advances to NRI                           1,532,000           -
Property, plant and equipment,
    net of accumulated depreciation
    of $11,000 and $72,000                   11,000          18,000
Note receivable, related party                 -            859,000
Engineering plans, net of accumulated
    amortization of $1,107,000 and
    $890,000                                188,000         405,000
Deferred tax asset                          800,000
Investment, at cost                         277,000          -
Acquisition costs                            61,000         164,000
Goodwill, net of accumulated amortization
 of $29,000 and $7,000                      188,000         168,000
Other assets                                 30,000          25,000
                                        -----------     -----------

         Total Assets                   $ 8,452,000     $ 5,356,000
                                        -----------     -----------
                                        -----------     -----------



THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES" ARE AN INTEGRAL PART OF THESE STATEMENTS


                       SEE ACCOMPANYING NOTES TO CONDENSED
                       FINANCIAL INFORMATION OF REGISTRANT

                              RECYCLING INDUSTRIES, INC.
              SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                              BALANCE SHEETS (CONTINUED)
                             SEPTEMBER 30, 1995 AND 1994



                         LIABILITIES AND STOCKHOLDERS' EQUITY

                                             1995            1994
                                         -----------    ------------


CURRENT LIABILITIES:
    Notes payable                        $    61,000    $    380,000
    Note payable, related party                -               8,000
    Trade accounts payable                   260,000         551,000
    Professional services payable              -             255,000
    Accrued expenses                          64,000         513,000
    Income taxes payable                      86,000           -
    Current portion of long term debt        125,000           -
    Current portion of long term debt,
     related party                           182,000           -
                                         -----------    ------------

         Total Current Liabilities           778,000       1,707,000

DEFERRED GAIN                                  -             751,000

LONG-TERM DEBT:
    Long-term debt, net of current portion     -             125,000
    Long-term debt, related party, net of
     current portion                       2,920,000          -
                                         -----------    ------------

         Total Liabilities                 3,698,000       2,583,000
                                         -----------    ------------

Preferred stock                            1,762,000       4,499,000
Common stock                                   8,000           3,000
Additional paid-in capital                13,120,000       8,269,000
Accrued salary payable in equity
 security                                      -             246,000
Accumulated (deficit)                    (10,136,000)    (10,044,000)
                                         -----------    ------------

         Total Stockholders' Equity        4,754,000       2,973,000
                                         -----------    ------------

                                         $ 8,452,000    $  5,556,000
                                         -----------    ------------
                                         -----------    ------------



THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES" ARE AN INTEGRAL PART OF THESE STATEMENTS

                         SEE ACCOMPANYING NOTES TO CONDENSED
                         FINANCIAL INFORMATION OF REGISTRANT

                              RECYCLING INDUSTRIES, INC.
              SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                               STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                            -------------------------------


                                       1995            1994
                                   ------------    -----------

REVENUES:
    Sales                           $    37,000    $    -
    Interest income                      35,000         19,000
                                    -----------    -----------

                                         72,000         19,000
                                    -----------    -----------
COSTS AND EXPENSES:
    Cost of sales                        29,000         -
    Personnel                           312,000        204,000
    Professional services               485,000        604,000
    Travel                               27,000         60,000
    Occupancy                            51,000         47,000
    Other general and administrative    140,000         40,000
    Depreciation and amortization       251,000        229,000
    Bad debt expense                    123,000         -
    Interest                            196,000         34,000
                                    -----------    -----------

                                      1,614,000      1,218,000
                                    -----------    -----------

(LOSS) BEFORE EXTRAORDINARY GAIN     (1,542,000)    (1,199,000)

EXTRAORDINARY GAIN FROM SETTLEMENT
 OF DEBTS                               739,000        218,000
                                    -----------    -----------

(LOSS) BEFORE INCOME TAXES             (803,000)      (981,000)

(BENEFIT) FROM INCOME TAXES            (711,000)        -
                                    -----------    -----------

NET (LOSS)                           $  (92,000)   $  (981,000)
                                    -----------    -----------
                                    -----------    -----------



THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES" ARE AN INTEGRAL PART OF THESE STATEMENTS

                         SEE ACCOMPANYING NOTES TO CONDENSED
                         FINANCIAL INFORMATION OF REGISTRANT

                              RECYCLING INDUSTRIES, INC.
              SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                               STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994


                                                         1995          1994
                                                     -----------    ----------

CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
    Net (loss)                                       $  (92,000)    $(981,000)
    Adjustments to reconcile net loss to net cash:
         Depreciation and amortization                  246,000       230,000
         Extraordinary gain from extinguishment
          of debt                                      (806,000)     (218,000)
         Deferred income taxes                         (800,000)         -
         Write-off acquisition costs                       -           15,000
         Bad debt expense                               123,000          -
         Issuance of stock for services                  25,000       244,000
         Changes in assets and liabilities:
            Accounts receivable-related parties            -          (40,000)
            Prepaid expenses                             20,000          -
            Advances to subsidiaries                   (632,000)         -
            Other assets                                 (5,000)         -
            Accounts payable                           (316,000)      479,000
            Accrued liabilities                        (103,000)      (27,000)
            Income taxes payable                         86,000          -
                                                    ------------    -----------

              Net Cash (Used) in Operating
               Activities                            (2,254,000)     (298,000)
                                                    ------------    -----------

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
    Collections on note receivable                         -           41,000
    Additions to acquisition costs and goodwill        (103,000)     (263,000)
    Acquisition of Loef                                (113,000)         -
    Advances to related parties                        (234,000)         -

              Net Cash (Used) in Investing
               Activities                              (450,000)     (222,000)
                                                    ------------    ----------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
    Proceeds from borrowings                            150,000       323,000
    Proceeds from borrowings-related parties               -          356,000
    Principal payments on borrowings-related parties   (106,000)     (137,000)
    Proceeds from issuance of common stock            2,798,000        55,000
    Principal payments on borrowings                    (89,000)         -
                                                    ------------    ----------

              Net Cash Provided by Financing
               Activities                             2,753,000       597,000
                                                    ------------    ----------

Increase in Cash                                         49,000        77,000

CASH, beginning of period                                77,000         -
                                                    ------------    ----------

CASH, end of period                                  $  126,000     $  77,000
                                                    ------------    ----------
                                                    ------------    ----------



THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES" ARE AN INTEGRAL PART OF THESE STATEMENTS

                         SEE ACCOMPANYING NOTES TO CONDENSED
                         FINANCIAL INFORMATION OF REGISTRANT

                             RECYCLING INDUSTRIES, INC.
                                      SCHEDULE I
                NOTES TO CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                             -------------------------


NOTE 1 - BASIS OF PRESENTATION

Pursuant to the rules and regulations of the Securities and Exchange Commission, the Condensed Financial Statements of the Registrant do not include all of the information and notes normally included with financial statements prepared in accordance with generally accepted accounting principles. It is, therefore, suggested that these Condensed Financial Statements be read in conjunction with the Consolidated Financial Statements and Notes thereto included in the Registrant's Annual Report as referenced in Form 10-K. Part II, Item 8.


NOTE 2 - LONG-TERM DEBT

The components of long-term debt are as follows at September 30, 1995 and 1994:

    5% note due December 1, 1995       $    125,000
                                       ------------
                                       ------------

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS
MID-AMERICA SHREDDING, INC.
STE. GENEVIEVE, MISSOURI


We have audited the accompanying balance sheet of Mid-America Shredding, Inc., as of December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid-America Shredding, Inc., as of December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          AJ.  ROBBINS, PC.
                                          CERTIFIED PUBLIC ACCOUNTANTS
                                          AND CONSULTANTS


DENVER, COLORADO
APRIL 5, 1996

                     ===========================================


                             MID-AMERICA SHREDDING, INC.
                                    BALANCE SHEETS

                             ===========================

                                        ASSETS

                                                         DECEMBER 31,  MARCH 31,
                                                             1995       1996
                                                         ------------  ---------
                                                                     (UNAUDITED)
CURRENT ASSETS:
    Cash                                                  $   30,000  $   18,000
    Trade accounts receivable                                 87,000     109,000
    Inventories                                               86,000      34,000
    Prepaid expenses                                          16,000      -
                                                          ----------  ----------
                   Total Current Assets                      219,000     161,000

PROPERTY, PLANT  AND EQUIPMENT, net                        2,886,000   2,823,000
                                                          ----------  ----------
                                                          $3,105,000  $2,984,000
                                                          ----------  ----------
                                                          ----------  ----------
                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Note payable, bank                                    $1,210,000  $1,210,000
    Trade accounts payable                                    82,000     129,000
    Trade accounts payable, related party                    133,000     143,000
    Accrued liabilities                                       35,000      16,000
    Current portion of long-term debt                         20,000      21,000
                                                          ----------  ----------
                   Total Current Liabilities               1,480,000   1,519,000

LONG-TERM DEBT, less current portion                           7,000       2,000
                                                          ----------  ----------
                   Total Liabilities                       1,487,000   1,521,000
                                                          ----------  ----------
COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY:
    Common stock, $1.00 par value; 30,000 shares authorized;
         245 shares issued and outstanding                     -           -
    Additional paid-in capital                            3,055,000   3,055,000
    Accumulated (deficit)                                (1,437,000) (1,592,000)
                                                         ----------  ----------
                   Total Stockholders' Equity             1,618,000   1,463,000
                                                         ----------  ----------
                                                        $ 3,105,000 $ 2,984,000
                                                         ----------  ----------
                                                         ----------  ----------



                    SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                             MID-AMERICA SHREDDING, INC.
                               STATEMENTS OF OPERATIONS

                     ===========================================

                                    FOR THE YEAR  FOR THE THREE MONTHS ENDED
                                        ENDED             MARCH 31,
                                     DECEMBER 31,  ------------------------
                                        1995          1996         1995
                                     ------------  ---------   -----------
                                                  (UNAUDITED)  (UNAUDITED)
SALES                                 $3,866,000   $ 452,000   $1,027,000
                                     ------------  ---------   -----------
COST OF SALES AND EXPENSES:
    Cost of sales                      3,587,000     439,000      814,000
    Personnel                            247,000     124,000      157,000
    Professional services                  6,000       5,000        2,000
    Travel                                 1,000        -            -
    Interest                             125,000      35,000       30,000
    Other general and administrative      23,000       4,000       15,000
                                     ------------  ---------   -----------
    Total Cost of Sales
         and Expenses                  3,989,000     607,000    1,018,000
                                     ------------  ---------   -----------
NET INCOME (LOSS)                     $ (123,000)  $(155,000)  $    9,000
                                     ------------  ---------   -----------
                                     ------------  ---------   -----------



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                             MID-AMERICA SHREDDING, INC.
                    STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                       FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                  THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                                 COMMON STOCK            ADDITIONAL
                                ----------------          PAID-IN       ACCUMULATED
                                SHARES    AMOUNT          CAPITAL        (DEFICIT)        TOTAL
                                ------    ------          -------        ---------        -----
Balance, January 1, 1995          245     $    -         $3,009,000     $(1,314,000)   $1,695,000
Contributed capital                 -          -             46,000             -          46,000
Net (loss)                          -          -                -          (123,000)     (123,000)
                                  ---     ------         ----------     -----------    ----------
Balance, December 31, 1995        245          -          3,055,000      (1,437,000)    1,618,000
Net (loss)                          -          -                -          (155,000)     (155,000)
                                  ---     ------         ----------     -----------    ----------
Balance, March 31, 1996
(Unaudited)                       245     $    -         $3,055,000     $(1,592,000)   $1,463,000
                                  ---     ------         ----------     -----------    ----------
                                  ---     ------         ----------     -----------    ----------

                    SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                             MID-AMERICA SHREDDING, INC.
                               STATEMENTS OF CASH FLOWS

                                                 FOR THE YEAR
                                                   ENDED            FOR THE THREE MONTHS ENDED
                                                 DECEMBER 31,               MARCH 31,
                                                    1995              1996              1995
                                                    ----            ---------         --------
                                                                   (Unaudited)       (Unaudited)
CASH FLOWS (TO) FROM OPERATING ACTIVITIES:
    Net income (loss)                             $(123,000)        $(155,000)       $    9,000
    Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depreciation and amortization              173,000            43,000            43,000
         Changes in:
              Accounts receivable                    62,000           (22,000)           48,000
              Inventories                           192,000            52,000            49,000
              Prepaid expenses                       12,000            16,000            (9,000)
              Trade accounts payable                (72,000)           47,000            13,000
              Trade accounts payable, related
                party                               106,000            10,000               -
              Accrued liabilities                    22,000           (19,000)            4,000
                                                  ---------         ---------          --------
                   Net Cash Provided (Used) by
                     Operating Activities           372,000           (28,000)          157,000
                                                  ---------         ---------          --------
CASH FLOWS (TO) FROM INVESTING ACTIVITIES:
    Purchase of property and equipment             (484,000)           (3,000)              -
    Proceeds from sale of property and equipment        -              23,000            22,000
    Construction in progress                            -                 -            (204,000)
                                                  ---------         ---------          --------
                   Net Cash Provided (Used) by
                     Investing Activities          (484,000)           20,000          (182,000)
                                                  ---------         ---------          --------
CASH FLOWS (TO) FROM FINANCING ACTIVITIES:
    Proceeds from note payable, bank                144,000               -              43,000
    Payments on note payable, bank                  (20,000)              -                 -
    Payments on long-term debt                      (18,000)           (4,000)              -
    Payment on amount due to former shareholder      (5,000)              -                 -
    Capital contributions                            26,000               -               5,000
                                                  ---------         ---------          --------
                   Net Cash Provided (Used) by
                     Financing Activities           127,000            (4,000)           48,000
                                                  ---------         ---------          --------
NET INCREASE (DECREASE) IN CASH                      15,000           (12,000)           23,000

CASH, beginning of period                            15,000            30,000            15,000
                                                  ---------         ---------          --------

CASH, end of period                               $  30,000         $  18,000          $ 38,000
                                                  ---------         ---------          --------
                                                  ---------         ---------          --------
CASH PAID FOR INTEREST                            $ 127,000         $  34,000          $ 30,000
See Note 10                                       ---------         ---------          --------
                                                  ---------         ---------          --------


                    SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                             MID-AMERICA SHREDDING, INC.
                            NOTES TO FINANCIAL STATEMENTS

                            =============================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACTIVITY

Mid-America Shredding, Inc. (Mid-America) was incorporated in the state of Missouri in July 1989. Mid-America operates in the metals recycling industry (purchasing, processing and selling ferrous and non-ferrous metals). Mid-America operates a heavy duty automotive shredder to separate metals into ferrous and non-ferrous metals. Insulated copper or aluminum wire is processed through a wire chopping machine to produce clean copper or aluminum chops. Mid-America operates in Ste. Genevieve, Missouri.

ACQUISITION OF MID-AMERICA SHREDDING, INC.

On April 15, 1996, the assets and business of Mid-America were sold to Recycling Industries, Inc. (RII).

The assets sold by Mid-America consisted of real property, buildings, inventories, a heavy duty automotive shredder, a wire chopping plant, heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals.

The sales price for Mid-America was $1,925,000, comprised of $660,000 in cash, a $55,000 note payable in eight equal monthly installments of $6,900, and the assumption of Mid-America outstanding bank debt of $1,210,000.

The sale will be accounted for using the purchase method and the price will be allocated as follows:

         Inventories                        $     55,000
         Land                                    310,000
         Buildings and improvements              560,000
         Machinery and equipment               1,000,000
                                            ------------
         Total purchase price                  1,925,000
         Notes payable                        (1,265,000)
                                            ------------
                   Cash paid at closing     $    660,000
                                            ------------
                                            ------------

UNAUDITED INTERIM FINANCIAL STATEMENTS

In the opinion of management, the unaudited interim financial statements for the three month period ended March 31, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ending March 31, 1996 are not necessarily indicative of the results to be expected for the year ended December 31, 1996.

                             MID-AMERICA SHREDDING, INC.
                            NOTES TO FINANCIAL STATEMENTS

                            =============================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs for finished goods include material, labor and plant overhead. Inventories are stated at lower of cost (first-in, first-out) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 10 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $173,000 and $43,000 for the year ended December 31, 1995 and for the three months ended March 31, 1996 (unaudited), respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

ENVIRONMENTAL EXPENDITURES

Environmental expenditures that relate to current operations are capitalized if the costs improve Mid-America's property as compared to the condition of the property when originally constructed or acquired or if the costs prevent environmental contamination from future operations. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.
Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the cost can be reasonably estimated. These amounts are generally accrued upon the completion of feasibility studies or the settlement of claims, but in no event later than Mid-America's commitment to a plan of action.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL STATEMENTS

The carrying amounts of cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the short maturity of these items. The fair value of the note payable, bank was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

                             MID-AMERICA SHREDDING, INC.
                            NOTES TO FINANCIAL STATEMENTS

                            =============================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Effective July, 1989, Mid-America and its stockholders elected under the Internal Revenue Code to an S corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of Mid-America's taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements for Mid-America for the year ended December 31, 1995 or for the three months ended March 31, 1996.

CASH

For purposes of reporting cash flows, Mid-America considers all funds with maturities of three months or less to be cash equivalents.

NOTE 2 - INVENTORIES

Inventories, pledged, consist of the following:

                        DECEMBER 31,    MARCH 31,
                             1995         1996
                        ------------   ----------
                                       (UNAUDITED)
         Raw materials  $    74,000    $    34,000
         Finished goods      12,000         -
                        ------------   ----------
                        $    86,000    $    34,000
                        ------------   ----------
                        ------------   ----------

Included in inventories are $2,000 of indirect costs at December 31, 1995.

                             MID-AMERICA SHREDDING, INC.
                            NOTES TO FINANCIAL STATEMENTS

                            =============================

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, pledged, consists of the following:

                                       DECEMBER 31,      MARCH 31,
                                           1995            1996
                                       ------------     -----------
                                                        (UNAUDITED)
         Land and improvements         $    359,000        359,000
         Building and improvements          163,000        163,000
         Heavy machinery and equipment    1,703,000      1,676,000
         Auto shredder mill               1,304,000      1,304,000
         Transportation equipment            50,000         46,000
         Office equipment                    10,000         10,000
                                       ------------     ----------
                   Total                  3,589,000      3,558,000
         Less accumulated depreciation
              and amortization             (703,000)      (735,000)
                                       ------------     ----------
                                       $  2,886,000 $    2,823,000
                                       ------------     ----------
                                       ------------     ----------

NOTE 4 - ACCRUED LIABILITIES

Accrued liabilities consist primarily of accrued interest, accrued salaries and related expenses at December 31, 1995 and March 31, 1996 (Unaudited).

NOTE 5 - NOTE PAYABLE, BANK

                                        DECEMBER 31,  MARCH 31,
                                           1995         1996
                                        ------------  ---------
                                                     (UNAUDITED)
Note payable to bank with
interest payable monthly at
prime plus one and one-half
percent per annum (10% at
December 31, 1995 and 10.5% at
March 31, 1996 (Unaudited);
collateralized by property and
equipment, accounts receivable
and inventories; due on demand;
guaranteed by stockholder.              $1,210,000   $1,210,000
                                        ------------  ---------
                                        ------------  ---------

                             MID-AMERICA SHREDDING, INC.
                            NOTES TO FINANCIAL STATEMENTS

                            =============================



NOTE 6 - LONG-TERM DEBT

Long-term debt consists of the following:

                                      DECEMBER 31,    MARCH 31,
                                        1995           1996
                                      ------------  -----------
                                                    (UNAUDITED)
Retail purchase contract for
equipment payable to the vendor
with original principal amount
of $21,000 and interest at 12%
per annum; monthly principal and
interest payments of $1,000; due
February 1997.                        $    13,000    $    11,000

Retail purchase contract for
equipment payable to the vendor
with original principal of
$18,000 and interest at 12% per
annum; monthly principal and
interest payments of $846; due
June 1997.                                 14,000         12,000
                                       ----------     ----------
                                           27,000         23,000
Less current portion                       20,000         21,000
                                       ----------     ----------
                                       $    7,000     $    2,000
                                       ----------     ----------
                                       ----------     ----------

The principal maturities for the long-term debts are as follows:

        1996                           $   20,000     $   21,000
        1997                                7,000          2,000
                                       ----------     ----------
                                       $   27,000     $   23,000
                                       ----------     ----------
                                       ----------     ----------

                             MID-AMERICA SHREDDING, INC.
                            NOTES TO FINANCIAL STATEMENTS

                            =============================

NOTE 7 - COMMITMENTS AND CONTINGENCIES

LEASES

Mid-America has two operating leases with a railroad company for a spur rail track and industrial property located in Zell, Missouri with annual lease payments of $2,000. In addition, an office trailer was leased for the year for $4,000. Total rent expense was $6,000 and $1,500 for the year ended December 31, 1995 and the three months ended March 31, 1996 (unaudited), respectively.

LETTER OF CREDIT

Mid-America has issued a letter of credit for $50,000 which expires on December 31, 1997. The local electric utility company constructed a power substation and the letter of credit guarantees the utility company that the substation will be used for its intended purpose by Mid-America. The letter of credit has not been drawn upon as of March 31, 1996.

NOTE 8 - RELATED PARTY TRANSACTIONS

During 1995, Mid-America purchased $116,000 of equipment, parts and repairs from an electric supply company (a related party) which is owned by the majority shareholder of Mid-America. At December 31, 1995, Mid-America owed the related party $133,000. For the three months ended March 31, 1996 (unaudited), Mid-America purchased an additional $10,000 of equipment, parts and repairs and owed the related party a total of $143,000 at March 31, 1996 (unaudited).

NOTE 9 - ECONOMIC DEPENDENCY

Mid-America is economically dependent on three major customers for annual sales. During 1995, the three customers accounted for 48%, 16% and 10% of sales volume, respectively.

NOTE 10 - SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR
          NONCASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 1995, $39,000 of equipment was acquired through the issuance of long-term debt.

The majority shareholder contributed equipment in the amount of $20,000 in 1995.